UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

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NUTANIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NUTANIX

Notice of

2023 Annual Meeting and Proxy Statement

9:00 a.m., Pacific Time
Friday, December 8, 2023
Virtual Meeting Site:
www.virtualshareholdermeeting.com/NTNX2023

LETTER FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER

Dear Stockholders,

This past fiscal year has been one with several milestones at Nutanix. We had another year of 25%+ ACV billings growth, generated more than $200 million of free cash flow, achieved non-GAAP operating income for the first time in company history, announced a $350 million share repurchase authorization, delivered our hybrid multicloud offering on Microsoft Azure, and put out a bold long-term vision of portable apps and data with Project Beacon.

A lot was accomplished in what we consider to be the final year of the transformation phase of the subscription journey. We are now well positioned for a strong fiscal 2024 with a number of secular tailwinds at our back.

CIOs are Thinking Hybrid Multicloud

With the pandemic behind us, CIOs have a lot to think about. Depending on where each customer is on the spectrum, they are modernizing legacy infrastructure, building and running modern apps, managing apps and data across multiple clouds, and in some bleeding edge cases, thinking about building portable apps that can be built once and run anywhere.

This is a stark contrast from the pandemic days when seemingly the only thing on every CIO’s mind was “how fast can we go to the public cloud?”. Today, the conversation has shifted to “what makes the most sense for my business?” and many CIOs are coming to the conclusion that a hybrid multicloud setup is where they want to be.

Our Mission Aligns with CIO Priorities

As many of you know, our mission is to delight customers with an open hybrid multicloud platform with rich data services to run and manage apps anywhere. That starts with on-prem customers modernizing their legacy infrastructure and apps. There continues to be a large opportunity here for Nutanix to help our customers. According to research by IDC and Bain Capital, just 17% of the total addressable market (TAM) for business critical apps and data management and 16% of general purpose IT workloads have been modernized.(1) And this is not accounting for the yet-to-be quantified but rapidly growing generative AI opportunity.

For IT teams building new apps today, a container-based approach is largely preferred for portability across platforms. Nutanix offers a choice of major Kubernetes platforms to run on, resulting in improved developer productivity with self-service APIs and tools, lower total cost of ownership with our scale-out architecture, and faster time to market with pre-validated designs. This differentiation has helped us land some large customer wins recently.

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For those on the bleeding edge, there is a high level of mindshare today on generative AI, given the possibilities that this technology brings with use cases such as fraud detection, customer service, and search and analysis. We expect generative AI to be deployed everywhere – training models with large data sets in the public cloud, fine tuning these models with proprietary datasets at the core data centers, and finally running apps with compact AI inference at the edge. Through GPT-in-a-Box, Nutanix offers a full AI stack that can be delivered anywhere, from small-scale edge to large-scale private clouds.

And finally, for customers looking to run their workloads across private and public clouds, we are able to extend our platform to where the customer wants to be. Today, we support the leading public cloud platforms of Amazon Web Services (AWS) and Microsoft Azure. Customers are using us to move and run apps without refactoring or rearchitecting, quickly build out disaster recovery sites, and to rapidly burst into the public cloud for seasonal demand.

Our vision is to take this flexibility to the next level by enabling developers to build apps once and run them anywhere. As a company thus far, we’ve largely focused on the infrastructure layer of the IT stack. With our upcoming Database-as-a-Service offering, we are moving into the Platform-as-a-Service layer. In the future, we look to provide additional services such as messaging, caching, and search to enable customers to build truly portable apps that they can build once and run anywhere. Not only would this deliver tremendous flexibility for our customers but also provide massive incremental opportunities for us as a company.

Customers Love Us

Besides our widely loved products, the one constant throughout our existence has been our intense customer focus. We are at almost 25,000 customers - not a small feat considering that we had just 200 customers ten years ago. We have more than 1,000 customers in the Forbes Global 2000 and they have a lifetime dollar expansion(2) of 26x with us since initial purchase. Our overall Net Retention Rate is greater than 120% combined with a Gross Retention Rate of greater than 90%. Combined with an industry leading Net Promoter Score of greater than 90 over the last eight years, we are truly in a good place with our customers.

Market Conditions Aligned for a Sustainable Multi-Year Growth Story

With our customers supporting us, we’ve delivered strong topline growth, free cash flow generation, and a clear hybrid multicloud vision over the last few years. As we step into the scaling phase of our subscription journey, we believe we are positioned for sustainable multi-year profitable growth.

Beyond the clear alignment of our hybrid multicloud vision with customers, we are building a strong and growing partner ecosystem. On the public cloud, our solution is now available through the marketplaces of both AWS and Azure. Our expanding partnerships with Red Hat and Citrix are opening up new opportunities for modern applications and expanding our footprint for VDI.

The changing competitive landscape is also proving to be a tailwind. We recently announced a strategic and OEM partnership with Cisco. This brings the scale of Cisco’s go-to-market engine to expand our reach. Finally, the pending acquisition of our leading competitor is increasing customer interest in our solutions and has been helping build a strong pipeline that we expect will extend for years to come. There are some early wins but a lot more to come in the next several quarters.

Strong Top and Bottom Line Performance

With this backdrop, we are driving toward achieving $3 billion of Annual Recurring Revenue (ARR) by fiscal 2027. That would be sustained growth of ~20% CAGR from fiscal 2023 while generating expected free cash flow of $700-900 million.

Beyond realizing our technology vision, we continue to relentlessly focus on go-to-market priorities. We are strengthening our go-to-market engine with top talent from the industry, taking advantage of the competitive landscape. We are moving up the pyramid, focusing our direct sales force on the 25,000 customers where we believe >90% of our serviceable available market(3) sits. Our channel partners have full autonomy to focus on the next tier of 75,000 potential customers aided by strong enablement and incentives. In parallel, we are investing in product specialists that can help sell the full stack and drive adoption with customers.

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Finally, over the last few years, we have streamlined our sales and marketing spend as a percentage of revenue. From a high of 79% in fiscal 2020, we are now down to 45% through strong topline growth, purposeful spend and 2x improvement in pipeline generation spend efficiency since fiscal 2021. Our long term target is to be at 35%, comparable to the best subscription companies aided by a higher mix of efficiently transacted renewals, a growing topline, and diligent expense management.

Why Nutanix

As we emerge from the transformation phase of our subscription journey and enter into the scaling phase, I’m more optimistic than ever that we are well-positioned for multi-year profitable growth. Our product strategy and vision are strongly aligned with customer needs in a hybrid multicloud world. We are focused on delivering ARR growth of ~20% CAGR for fiscal 2023 to fiscal 2027 and generating $700-900 million of free cash flow in fiscal 2027. Above all, we continue to delight our customers with world class products and support.

With that foundation, I believe Nutanix is well positioned to become a rule-of-40+(4) company by fiscal 2027 and to continue to deliver strong stockholder value in the coming years.

Thank you for your continued trust and faith in us.

Rajiv Ramaswami

President and Chief Executive Officer

(1)	The total addressable markets are our estimates derived from IDC and Bain Capital forecasts regarding the component markets with adjustments, some of which are based on our internal assumptions and market experience and knowledge, made to focus only on the segments of the applicable markets that we believe are applicable to our business.
(2)	Value as of Q4FY23. Global 2000 lifetime dollar expansion is defined as ACV of total lifetime purchase divided by ACV of initial purchase, for G2K customers that have been customers for over 18 months. G2K customers are customers who are listed on the Global 2000 list as reported and updated annually by Forbes.
(3)	The serviceable available market is our estimate derived from IDC and Gartner forecasts regarding the component markets with adjustments, some of which are based on our internal assumptions and market experience and knowledge, made to focus only on the segments of the applicable markets that we believe are applicable to our business.
(4)	Rule-of-40+ is defined as the sum of revenue growth rate and free cash flow margin being greater than or equal to 40%.
(5)	Certain information contained herein, including projections, may relate to or be based on studies, publications, surveys and other data obtained from third-party sources and our own internal estimates and research. While we believe these third-party studies, publications, surveys and other data are reliable as of the date hereof, they have not been independently verified, and we make no representation as to the adequacy, fairness, accuracy, or completeness of any information obtained from third-party sources.

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Cautionary Note Regarding Forward-Looking Statements. This letter and the accompanying proxy statement contain forward-looking statements, which statements involve substantial risks and uncertainties. Other than statements of historical fact, all statements contained in this proxy statement, including statements regarding our future results of operations and financial position, our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “plan,” “intend,” “could,” “would,” “expect,” “look to” or words or expressions of similar substance or the negative thereof, that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. Forward-looking statements included in this letter and the accompanying proxy statement include statements regarding: our vision of, and plans for, enabling portable apps and data with Project Beacon (including the market opportunities); total addressable and serviceable available markets; generative AI deployment; sustainable multi-year profitable growth; expanding partnerships; competitive tailwinds; pipeline build; and financial projections (including projections for ARR, free cash flow, sales and marketing spend, and becoming a rule-of-40+ company). We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs in light of the information currently available to us. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2023 filed with the Securities and Exchange Commission on September 21, 2023. Moreover, we operate in a very competitive and rapidly changing environment and new risks emerge from time to time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and trends discussed in this proxy statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events.

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NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held Virtually on
Friday, December 8, 2023

at 9:00 a.m., Pacific Time

REVIEW THE PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:

Internet Visit the website listed on your proxy card

Telephone Call the telephone number on your proxy card

Mail Sign, date, and return your proxy card in the enclosed envelope

Vote during the Meeting Vote online during the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on December 8, 2023: This Notice, the Proxy Statement and the Annual Report are available at www.proxyvote.com.

To the Stockholders of Nutanix, Inc.:

On behalf of our Board of Directors, it is our pleasure to invite you to attend the 2023 annual meeting of stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) of Nutanix, Inc. The Annual Meeting will be held virtually via live webcast at www.virtualshareholdermeeting.com/NTNX2023 on Friday, December 8, 2023, at 9:00 a.m., Pacific Time.

We are holding the Annual Meeting for the following purposes:

Proposals		Board vote recommendation	For further details
1.	Election of Three Class I Directors Named in the Proxy Statement	FOR	Page 21
2.	Ratification of Selection of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for Fiscal Year 2024	FOR	Page 30
3.	Advisory Vote to Approve the Compensation of our Named Executive Officers	FOR	Page 33
4.	Approval of Amendment to Amended and Restated Certificate of Incorporation to Permit the Exculpation of Officers	FOR	Page 63

We are also holding the Annual Meeting to conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is October 10, 2023. Only stockholders of record of our Class A common stock at the close of business on the record date may vote at the Annual Meeting.

On or about October 23, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report. This notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. You will be asked to enter the sixteen-digit control number located on your notice or proxy card.

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In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the Annual Meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under applicable Delaware corporate law, or that otherwise makes it advisable to adjourn the Annual Meeting, the chair or secretary of the Annual Meeting will convene the meeting at 12:00 p.m. Pacific Time on the date specified above and at our address specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on our investor relations website at http://ir.nutanix.com.

By Order of the Board of Directors,

Rajiv Ramaswami

President and Chief Executive Officer
San Jose, California
October 23, 2023

You are cordially invited to attend the virtual Annual Meeting. YOUR VOTE IS IMPORTANT. Whether or not you expect to attend the Annual Meeting, you are urged to vote and submit your proxy by following the voting procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the Annual Meeting. If your shares are held of record by a broker, bank or other agent and you wish to vote during the Annual Meeting, you must follow the instructions from your broker, bank or other agent.

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PROXY STATEMENT

For the 2023 Annual Meeting of Stockholders

To Be Held on Friday, December 8, 2023 at 9:00 a.m., Pacific Time

Our Board of Directors is soliciting your proxy to vote at the 2023 annual meeting of stockholders (including any adjournment or postponement thereof, the “Annual Meeting”) of Nutanix, Inc. to be held via live webcast at www.virtualshareholdermeeting.com/NTNX2023 on Friday, December 8, 2023 at 9:00 a.m., Pacific Time.

For the Annual Meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, to our stockholders primarily via the Internet. On or about October 23, 2023, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) that contains notice of the Annual Meeting and instructions on how to access our proxy materials on the Internet, how to vote at the Annual Meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings.

Only stockholders of record of our Class A common stock at the close of business on October 10, 2023, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 243,416,881 shares of Class A common stock outstanding and entitled to vote. A list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours for a period of ten days ending on the day before the Annual Meeting at our principal place of business at 1740 Technology Dr., Suite 150, San Jose, California 95110.

A copy of our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, which was filed with the Securities and Exchange Commission (the “SEC”) on September 21, 2023, accompanies this proxy statement. You also may obtain, without charge, copies of this proxy statement and our Annual Report by writing to our Secretary at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110 or by following the directions set forth in the Notice.

In this proxy statement, we refer to Nutanix, Inc. as “Nutanix,” “we,” “us” or “our company” and the Board of Directors of Nutanix, Inc. as “our Board.” The content of any websites referred to in this proxy statement are not deemed to be part of, and are not incorporated by reference into, this proxy statement.

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PROXY VOTING ROADMAP

This roadmap highlights certain information contained elsewhere in this proxy statement. This roadmap does not contain all of the information that you should consider, and we encourage you to read the entire proxy statement before voting.

Annual Meeting Information

Time and Date	Virtual Meeting Site	Record Date
9:00 a.m. Pacific Time Friday, December 8, 2023	www.virtualshareholdermeeting.com/NTNX2023	October 10, 2023

Proposal 1: Election of Three Class I Directors (See Page 21)

OUR BOARD RECOMMENDS A VOTE FOR MAX DE GROEN, STEVEN J. GOMO, AND MARK TEMPLETON AS CLASS I DIRECTORS.

Nominees

Our Class I directors currently consist of Max de Groen, Steven J. Gomo, and Mark Templeton. Mr. de Groen, Mr. Gomo, and Mr. Templeton have each been nominated to continue to serve as Class I directors, and each of them has agreed to stand for re-election at the Annual Meeting. Mr. Templeton was appointed to our Board on July 24, 2023 and joined the Compensation Committee and the Security and Privacy Committee on September 13, 2023. The following provides summary information about each Class I director nominee.

Name	Age	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Security and Privacy Committee	Independent	Director Since
Max de Groen	38						2020
Steven J. Gomo	71						2015
Mark Templeton	71						2023

Chair	Member

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Corporate Governance Highlights

Board Composition	• 8 out of our 9 directors are independent.
• 2 out of 9 directors are women.
Average Tenure	• Average tenure of our Board is 3.7 years.
Independent Chair of our Board	• We have an independent Chair of our Board.
Independent Board Committees

•  We have an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Security and Privacy Committee, each of which is composed entirely of independent directors.

Single Voting Class; One Share, One Vote	• We have a single class of common stock with equal voting rights.
• Each share of our Class A common stock is entitled to one vote.
Declassification of our Board	• Our classified board structure will be phased out beginning with this year’s annual meeting of stockholders so that our Board will be fully declassified by our 2025 annual meeting of stockholders.
Majority Voting Standard; Irrevocable Offer to Resign	• Majority voting standard applies to uncontested director elections.
• Directors tender an irrevocable offer to resign if they do not receive majority vote and our Board will accept such offer to resign absent a compelling reason.
No Supermajority Voting Requirements	• Our certificate of incorporation and bylaws do not contain supermajority voting requirements.
Annual Board and Committee Self-Assessments	• Our Board and its committees conduct annual self-assessments.
No “Poison Pill”	• We do not have a stockholder rights plan, or “poison pill,” in place.
Annual Auditor Ratification	• Stockholders have the opportunity to ratify the Audit Committee’s selection of our independent registered public accounting firm annually.
Executive Sessions	• Non-Employee Directors regularly hold executive sessions without management present.
Stock Ownership Guidelines	• Non-Employee Directors are subject to stock ownership guidelines.

Our Board believes that it is in the best interests of our company and our stockholders to re-elect each Class I director nominee to one-year terms as Class I directors. Accordingly, our Board unanimously recommends stockholders vote FOR the election of each Class I director nominee.

The election of each Class I director nominee requires that the number of shares voted FOR the nominee’s election exceeds the number of votes cast AGAINST such nominee’s election.

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Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm (See Page 30)

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL 2.

The Audit Committee has re-appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2024, and has further directed that management submit this selection for ratification by our stockholders at the Annual Meeting. Although ratification by our stockholders is not required by law, we have determined that it is good practice to request ratification of this selection by our stockholders. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche LLP for the fiscal years ended July 31, 2022 and 2023.

	Fiscal Year Ended July 31,
	2022 ($)	2023 ($)
Audit fees(1)	3,574,000	5,008,855
Audit-related fees(2)	—	—
Tax fees(3)	548,816	731,810
TOTAL FEES	4,122,816	5,740,665

(1)	Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports, services normally provided in connection with regulatory filings and, for the fiscal year ended July 31, 2023, also includes fees incurred in connection with the Audit Committee’s previously completed investigation.
(2)	Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

Our Board believes that it is in the best interests of our company and our stockholders to approve the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2024. Accordingly, our Board unanimously recommends a vote FOR the approval of the ratification of our auditors.

Approval of Proposal 2 requires FOR votes from the holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal. Broker non-votes will not be considered entitled to vote on this proposal, and therefore will not affect the outcome of Proposal 2, but abstentions will have the same effect as a vote AGAINST the proposal.

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Proposal 3: Advisory Vote to Approve the Compensation of Our Named Executive Officers (See Page 33)

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL 3.

We endeavor to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure consistency with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent.

Our executive compensation program is designed to attract, motivate, and retain highly qualified executive officers who drive our success and to align the interests of our executive officers with the long-term interests of our stockholders. The section “Compensation Discussion and Analysis” provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each component of the program. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions involving our executive compensation program.

The say-on-pay vote is advisory, and therefore not binding on us. The say-on-pay vote will, however, provide information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board believes that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, our Board unanimously recommends a vote FOR the approval of the compensation of our named executive officers.

Approval of Proposal 3 requires FOR votes from the holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal. Broker non-votes will not be considered entitled to vote on this proposal, and therefore will not affect the outcome of Proposal 3, but abstentions will have the same effect as a vote AGAINST the proposal.

Proposal 4: Approval of Amendment to Amended and Restated Certificate of Incorporation to Permit the Exculpation of Officers (See Page 63)

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL 4.

Effective August 1, 2022, the State of Delaware, which is our company’s state of incorporation, enacted legislation that enables Delaware corporations to limit the liability of certain of their officers in limited circumstances. In light of this update in the law, we are proposing to amend our Amended and Restated Certificate of Incorporation to provide for the exculpation of certain of our officers from liability in specific circumstances, as permitted by Delaware law. The amended Delaware statute permits officer exculpation only for direct claims (and not for, e.g., derivative claims made by stockholders on behalf of the corporation) and does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Our proposed amendment would permit exculpation of certain officers only to the extent permitted under Delaware law. After considering the benefits and the consequences of these updates and the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board believes that amending our Amended and Restated Certificate of Incorporation to provide for such exculpation remedies the inconsistent treatment of officers and directors under Delaware law, to the fullest extent permitted by Delaware law, notwithstanding that both officers and directors have similar fiduciary duties. Our Board also believes this proposed amendment will strike a balance between stockholders’ interest in accountability and their interest in our company being able to attract and retain quality officers to work on its behalf. Further, our Board has considered the extent of exculpation provided under the law and, accordingly, under this proposed amendment to our Amended and Restated Certificate of Incorporation, has determined that such amendment is reasonable and does not unduly impact stockholder rights.

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Taking into account the scope of claims for which an officer’s liability would be exculpated, and the benefits our board of directors believes would accrue to our company and our stockholders, including, but not limited to the enhanced ability to attract and retain talented officers, the Nominating and Corporate Governance Committee of our Board has recommended that our Board approve the amendment of our Amended and Restated Certificate of Incorporation to permit officer exculpation in certain circumstances. Based on this recommendation and the review and consideration undertaken by our Board, our Board has unanimously determined and declared that it is advisable and in the best interests of our company and our stockholders to amend our Amended and Restated Certificate of Incorporation to provide such exculpation to the extent permitted by Delaware law, and in accordance with Delaware law, hereby seeks approval of the amendment of our Amended and Restated Certificate of Incorporation as described herein. However, even if the amendment is approved by our stockholders, our Board may, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, abandon the filing of such amendment without further action by our stockholders.

The proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the foregoing amendment is attached as Appendix B to this proxy statement.

Proposal 4 is a result of the ongoing review of our corporate governance policies by the Nominating and Corporate Governance Committee of our Board of Directors. Our Board believes that it is in the best interests of our company and our stockholders to approve the Certificate of Amendment in order to permit officer exculpation in certain circumstances. Accordingly, our Board unanimously recommends a vote FOR the approval of Proposal 4.

Approval of Proposal 4 requires FOR votes from the holders of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal. If Proposal 4 is not approved by the requisite vote of our stockholders, then the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware and our Amended and Restated Certificate of Incorporation will remain as is.

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CORPORATE GOVERNANCE

We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board and management can pursue our strategic objectives for the benefit of our stockholders. Our Board has adopted corporate governance guidelines that set forth the role of our Board, director independence standards, Board structure and functions, director selection considerations, and other governance policies. In addition, our Board has adopted written charters for its standing committees (the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Security and Privacy Committee), as well as a code of business conduct and ethics that applies to all of our employees, officers and directors. Agents and contractors of our company are also expected to abide by our code of business conduct and ethics. The Nominating and Corporate Governance Committee reviews the corporate governance guidelines annually and recommends changes to our Board as warranted. The corporate governance guidelines, committee charters, and the code of business conduct and ethics, and any waivers or amendments to the code of business conduct and ethics, are all available in the “Governance Documents” section of our investor relations website at http://ir.nutanix.com.

Board of Directors and Its Committees

Current Composition of the Board of Directors and its Committees

Name	Age	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Security and Privacy Committee	Independent	Director Since
Class I directors whose terms expire at the Annual Meeting
Max de Groen	38						2020
Steven J. Gomo	71						2015
Mark Templeton	71						2023
Class II directors whose terms expire after fiscal year 2024
Craig Conway	69						2017
Virginia Gambale Chair of the Board	64						2020
Brian Stevens	60						2019
Class III directors whose terms expire after fiscal year 2025
David Humphrey	46						2020
Rajiv Ramaswami President and CEO	57						2020
Gayle Sheppard	69						2022

Chair	Member

Independent Directors	Gender and Ethnic Diversity

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Director Independence

Our Class A common stock is listed on the Nasdaq Global Select Market tier of The Nasdaq Stock Market LLC. Under Nasdaq listing rules, a director will only qualify as an “independent director” if (i) the director meets the objective tests for independence set forth in Nasdaq listing rules and (ii) the director does not have a relationship that, in the opinion of the company’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, under Nasdaq listing rules, compensation committee members must not have a relationship with the company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member. Additionally, audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors or any other board committee, accept, directly or indirectly, any consulting, advisory or other compensatory fee from the company or any of its subsidiaries or be an affiliated person of the company or any of its subsidiaries.

Our Board has undertaken a review of the independence of each of our directors and considered whether each director (i) meets the objective tests for independence set forth in Nasdaq listing rules and (ii) has a material relationship with us that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. As a result of this review, our Board determined that eight out of our nine current directors are independent directors. Our independent directors are Mr. Conway, Mr. de Groen, Ms. Gambale, Mr. Gomo, Mr. Humphrey, Ms. Sheppard, Mr. Stevens, and Mr. Templeton.

Board Diversity Matrix

Board Diversity Matrix (As of October 23, 2023)

Total Number of Directors			9
	Female	Male		Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	2	7		0	0
Part II: Demographic Background
African American or Black	0	0		0	0
Alaskan Native or Native American	0	0		0	0
Asian	0	1		0	0
Hispanic or Latinx	0	0		0	0
Native Hawaiian or Pacific Islander	0	0		0	0
White	2	6		0	0
Two or More Races or Ethnicities	0	0		0	0
LGBTQ+			0
Did Not Disclose Demographic Background			0

     2023 PROXY STATEMENT     15

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Board Leadership Structure

The Nominating and Corporate Governance Committee periodically considers our Board’s leadership structure and makes such recommendations to our Board as the Nominating and Corporate Governance Committee deems appropriate. Our corporate governance guidelines also provide that if our Board does not have an independent Chair of the Board, our Board will appoint a lead independent director.

Currently, our board leadership structure separates the positions of CEO and Chair of the Board. Mr. Ramaswami has served as our President and CEO since December 2020, and Ms. Gambale, an independent director, has served as our Chair of the Board since June 2021. Separating the positions of CEO and Chair of the Board allows our CEO to focus on our day-to-day business, while allowing our Chair of the Board to lead our Board in its oversight of management. Our Board believes that its independence and oversight of management are maintained effectively through this leadership structure, the composition of our Board, and sound corporate governance policies and practices.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or company management on a periodic basis, but no less than twice a year.

Communications with our Board of Directors

Stockholders or interested parties who wish to communicate with our Board or with an individual director may do so by mail to our Board or the individual director, care of our Chief Legal Officer at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110. The communication should indicate that it contains a stockholder or interested party communication. In accordance with our corporate governance guidelines, all such communication will be reviewed by the Chief Legal Officer, in consultation with appropriate directors as necessary, and, if appropriate, will be forwarded to the director or directors to whom the communications are addressed or, if none are specified, to the Chair of the Board.

Committees of the Board of Directors

Our Board has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Security and Privacy Committee. The composition and responsibilities of each of these committees are described below. Our Board may establish other committees to facilitate the management of our business. Copies of the charters of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee are available in the “Governance Documents” section of our investor relations website at https://ir.nutanix.com. Members serve on these committees until their resignation or until otherwise determined by our Board.

     2023 PROXY STATEMENT     16

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Chair: Steven J. Gomo Members: • Max de Groen • Virginia Gambale • Gayle Sheppard

Audit Committee

The Audit Committee is comprised of Mr. de Groen, Ms. Gambale, Mr. Gomo, and Ms. Sheppard (who joined the committee in September 2023), each of whom is a non-employee director. Mr. Gomo is the chair of the Audit Committee. Our Board has determined that each member of the Audit Committee satisfies the requirements for independence and financial literacy under applicable SEC rules and Nasdaq listing rules. Our Board has also determined that Mr. de Groen, Ms. Gambale, and Mr. Gomo each satisfies the financial sophistication requirements of Nasdaq and that Messrs. de Groen and Gomo each qualifies as an “audit committee financial expert,” as defined in SEC rules. The Audit Committee is responsible for, among other things:

•  selecting and hiring our independent registered public accounting firm;

•  evaluating the performance and independence of our registered public accounting firm;

•  pre-approving the audit and any non-audit services to be performed by our independent registered public accounting firm;

•  reviewing our internal controls and the integrity of our audited financial statements;

•  reviewing the adequacy and effectiveness of our disclosure controls and procedures;

•  overseeing procedures for the treatment of complaints on accounting, internal accounting controls or audit matters;

•  reviewing and discussing with management and the independent registered public accounting firm, our audited and quarterly unaudited financial statements, the results of our annual audit, and our publicly-filed reports;

•  reviewing and discussing with management and the independent registered public accounting firm, our major financial risk exposures and the steps management has taken to monitor and control those exposures;

•  reviewing and overseeing any related person transactions; and

•  preparing the audit committee report in our annual proxy statement.

Chair: Max de Groen Members: • Craig Conway • Brian Stevens • Mark Templeton

Compensation Committee

The Compensation Committee is comprised of Mr. Conway, Mr. de Groen, Mr. Stevens, and Mr. Templeton (who joined the committee in September 2023), each of whom is a non-employee director. Mr. de Groen is the chair of the Compensation Committee. During fiscal year 2023, Ms. Sheppard also served on the Compensation Committee, and she rotated off the committee in September 2023. Our Board has determined that each member of the Compensation Committee meets the requirements for independence under applicable SEC rules and Nasdaq listing rules, including a determination that each member of the Compensation Committee is a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. The Compensation Committee is responsible for, among other things:

•  reviewing and approving our CEO’s and other executive officers’ annual base salaries, incentive compensation plans, including the specific goals and amounts, equity compensation, employment agreements, severance arrangements and change of control agreements, and any other benefits, compensation or arrangements;

•  administering our equity compensation plans;

•  overseeing our overall compensation philosophy, compensation plans and benefits programs;

•  reviewing the compensation disclosures in our annual proxy statement; and

•  reviewing and monitoring matters related to human capital management, including talent acquisition and retention and diversity.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has been an officer or employee of our company. None of our executive officers currently serves, or during fiscal year 2023 has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on the Compensation Committee or our Board.

     2023 PROXY STATEMENT     17

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Chair: Virginia Gambale Members: • Craig Conway • Steven J. Gomo • David Humphrey

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is comprised of Mr. Conway, Ms. Gambale, Mr. Gomo, and Mr. Humphrey, each of whom is a non-employee director. Ms. Gambale is the chair of the Nominating and Corporate Governance Committee. Our Board has determined that each member of the Nominating and Corporate Governance Committee meets the requirements for independence under Nasdaq listing rules. The Nominating and Corporate Governance Committee is responsible for, among other things:

•  determining the qualifications required to be a member of our Board and recommending to our Board the criteria to be considered in selecting director nominees;

•  evaluating and making recommendations regarding the composition, organization and governance of our Board and its committees;

•  evaluating and making recommendations regarding the creation of additional committees or the change in mandate or dissolution of committees;

•  developing and monitoring a set of corporate governance guidelines;

•  overseeing and periodically reviewing our environmental, social and governance activities, programs and public disclosure; and

•  reviewing and approving conflicts of interest of our directors and officers, other than related-person transactions reviewed by the Audit Committee.

Chair: Brian Stevens Members: • David Humphrey • Gayle Sheppard • Mark Templeton

Security and Privacy Committee

The Security and Privacy Committee assists our Board in its oversight of our management of technology and information security risks and compliance with data protection and privacy laws. The Security and Privacy Committee is comprised of Mr. Humphrey, Ms. Sheppard, Mr. Stevens, and Mr. Templeton (who joined the committee in September 2023), each of whom is a non-employee director. Mr. Stevens is the chair of the Security and Privacy Committee. The Security and Privacy Committee is responsible for, among other things:

•  reviewing information security risk exposures (including cybersecurity and product security risk exposures) and the strategy, systems, controls and processes to monitor and control these risk exposures;

•  reviewing incident response, business continuity and disaster recovery planning and capabilities; and

•  reviewing compliance with applicable global data protection and privacy laws and regulations.

Other Committees

Pursuant to our Amended and Restated Bylaws, our Board may designate other standing or ad hoc committees to serve at the discretion of our Board from time to time.

Board and Committee Meetings and Attendance

Our Board is responsible for the oversight of our company’s management and strategy and for establishing corporate policies. Our Board and its committees meet throughout the year on a regular basis and also hold special meetings and act by written consent from time to time. During fiscal year 2023, our Board met 16 times, the Audit Committee met 34 times (which included 24 meetings to consider and take action on matters relating to the Audit Committee’s completed investigation into certain third-party software usage), the Compensation Committee met 7 times, the Nominating and Corporate Governance Committee met 6 times, and the Security and Privacy Committee met 2 times. During fiscal year 2023, each director attended 75% or more of the aggregate of the meetings of our Board and of the committees on which the director served at the time.

We encourage our directors and nominees for director to attend our annual meeting of stockholders but do not require that they attend. Seven of our eight then-incumbent directors attended our 2022 annual meeting of stockholders.

     2023 PROXY STATEMENT     18

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Risk Oversight

Our Board oversees an enterprise-wide approach to risk management, which is designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and to enhance stockholder value. Our Board, as a whole, is responsible for determining the appropriate level of risk for our company, assessing the specific risks that we face and reviewing management’s strategies for adequately mitigating and managing the identified risks. Although our Board is responsible for administering this risk management oversight function, the committees of our Board support our Board in discharging its oversight duties and addressing risks inherent in their respective areas.

The Audit Committee considers and discusses our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. The Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines. The Compensation Committee assesses and monitors whether our compensation philosophy and practices have the potential to encourage excessive risk-taking and evaluates compensation policies and practices that could mitigate such risks. The Security and Privacy Committee monitors our technology and information security risk exposures (including cybersecurity and product security risk exposures).

At periodic meetings of our Board and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal, financial, tax and audit related risks. In addition, management provides the Audit Committee with periodic reports on our compliance programs and investment policy and practices.

Environmental, Social, and Governance

In demonstrating our commitment to environmental, social, and governance issues and the important part they play in our success, we published our third annual Environmental, Social, and Governance Report in 2023. We encourage you to read our Environmental, Social, and Governance Report at https://ir.nutanix.com. The report provides a high-level overview on our views, approach to, and performance around environmental, social, and governance matters. The report is not incorporated by reference herein and is not a part of this proxy statement.

Nominations Process and Director Qualifications

Nomination to the Board of Directors

Candidates for nomination to our Board are selected by our Board based on the recommendation of the Nominating and Corporate Governance Committee in accordance with the committee’s charter, our policies, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, our corporate governance guidelines, the criteria adopted by our Board regarding director candidate qualifications, and the requirements of applicable law. In recommending candidates for nomination, the Nominating and Corporate Governance Committee considers candidates recommended by directors, officers, and employees, as well as candidates that are properly submitted by stockholders in accordance with our policies and Amended and Restated Bylaws, using the same criteria to evaluate all such candidates. A stockholder that wishes to recommend a candidate for election to our Board may send a letter directed to our Chief Legal Officer at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110. The letter must include, among other things, the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a representation and undertaking from the candidate to serve a full term on our Board if elected, and information regarding any relationships between the candidate and our company. Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board is set forth above under “Questions and Answers About Proxy Materials and Voting” and in our Amended and Restated Bylaws.

Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the Nominating and Corporate Governance Committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

     2023 PROXY STATEMENT     19

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Bain Board Nomination Rights

In August 2020, we entered into an investment agreement with BCPE Nucleon (DE) SPV, LP (collectively with its affiliates, “Bain”) relating to the issuance and sale to Bain of $750 million in an initial aggregate principal amount of our 2.50% convertible senior notes due 2026. Pursuant to this investment agreement, we appointed two Bain nominees, David Humphrey and Max de Groen, to our Board in September 2020. In general, Bain will continue to be entitled to have two nominees designated to our Board. However, if, at any time, Bain beneficially owns less than 50% of the common stock underlying the convertible senior notes (on an as-converted basis, and assuming full physical settlement), Bain will be entitled to have only one nominee designated to our Board, and if, at any time, Bain beneficially owns less than 25% of the common stock underlying the convertible senior notes (on an as-converted basis, and assuming full physical settlement), Bain will not be entitled to have any nominee designated to our Board. Further, Bain will not have a right to nominate (i) a second member to our Board, if Bain beneficially owns less than 9.09% of all of our common stock then outstanding (on an as-converted basis, and assuming full physical settlement), even if Bain otherwise beneficially owns at least 50% of the common stock underlying the convertible senior notes (on an as-converted basis, and assuming full physical settlement), or (ii) any member to our Board, if Bain collectively beneficially owns less than 4.0% of all of our common stock then outstanding (on an as-converted basis, and assuming full physical settlement), even if Bain otherwise beneficially owns at least 25% of the common stock underlying the convertible senior notes (on an as-converted basis, and assuming full physical settlement).

Director Qualifications

With the goal of developing a diverse, experienced and highly qualified board of directors, the Nominating and Corporate Governance Committee is responsible for developing and recommending to our Board the desired qualifications, expertise and characteristics of members of our Board, including qualifications that the committee believes must be met by a committee-recommended nominee for membership on our Board and specific qualities or skills that the committee believes are necessary for one or more of the members of our Board to possess.

In addition to the qualifications, qualities, and skills that are necessary to meet U.S. state and federal legal, regulatory and Nasdaq listing requirements and the provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, corporate governance guidelines, and charters of the board committees, the Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on our Board: (i) the highest personal and professional ethics and integrity, (ii) proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment, (iii) skills that are complementary to those of the existing directors, (iv) the ability to assist and support management and make significant contributions to our success, and (v) an understanding of the fiduciary responsibilities that are required of a member of our Board and the commitment of time and energy necessary to diligently carry out those responsibilities. When considering nominees, the Nominating and Corporate Governance Committee may take into consideration many other factors including, among other things, the candidates’ character, integrity, judgment, independence, area of expertise, corporate experience, length of service, and potential conflicts of interest, the candidates’ other commitments, diversity with respect to professional background, education, race, ethnicity, gender, age and geography, and the size and composition of our Board and the needs of our Board and its committees. Our Board and the Nominating and Corporate Governance Committee believe that a diverse, experienced and highly qualified board of directors fosters a robust, comprehensive and balanced decision-making process for the continued effective functioning of our Board and success of our company. Accordingly, through the nomination process, the Nominating and Corporate Governance Committee seeks to promote board membership that reflects diversity, factoring in gender, race, ethnicity, differences in professional background, education, skill, and experience, and other individual qualities and attributes that contribute to the total mix of viewpoints and experience. The Nominating and Corporate Governance Committee evaluates the foregoing factors, among others, and does not assign any particular weighting or priority to any of the factors.

The brief biographical description of each director set forth in “Proposal 1 – Election of Directors” includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our Board at this time.

     2023 PROXY STATEMENT     20

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Proposal 1: Election of Directors

OUR BOARD RECOMMENDS A VOTE FOR MAX DE GROEN, STEVEN J. GOMO, AND MARK TEMPLETON AS CLASS I DIRECTORS.

Our Board currently consists of nine members. Our directors are currently divided into three classes as follows:

•	Class I directors: Max de Groen, Steven J. Gomo, and Mark Templeton, whose terms will expire at the Annual Meeting, unless re-elected.
•	Class II directors: Craig Conway, Virginia Gambale, and Brian Stevens, whose terms will expire at the annual meeting of stockholders to be held after the end of the fiscal year ending July 31, 2024.
•	Class III directors: David Humphrey, Rajiv Ramaswami, and Gayle Sheppard, whose terms will expire at the annual meeting of stockholders to be held after the end of the fiscal year ending July 31, 2025.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. While our classified board structure may delay or prevent a change of our management or a change of control of our company, our classified board structure is being phased out starting with the Annual Meeting. Accordingly, the directors whose terms will expire at the Annual Meeting will stand for election to serve for a one-year term instead of a three-year term.

Mr. de Groen, Mr. Gomo, and Mr. Templeton have each been nominated to continue to serve as Class I directors for a one-year term, and each of them has agreed to stand for re-election at the Annual Meeting. Our management has no reason to believe that Mr. de Groen, Mr. Gomo, and Mr. Templeton will be unable to serve as Class I directors. If elected at the Annual Meeting, Mr. de Groen, Mr. Gomo, and Mr. Templeton have each been nominated to continue to serve as Class I directors would each serve until the annual meeting of stockholders to be held after the end of fiscal year 2024 and until his successor has been duly elected, or if sooner, until his death, resignation or removal.

Vote Required

Directors are elected by the affirmative vote of a majority of the votes cast, meaning that the number of shares voted FOR a director’s election exceeds the number of votes cast AGAINST such director’s election. Withhold votes and broker non-votes have no legal effect on the outcome. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by us. In October 2022, we amended and restated our Amended and Restated Bylaws to provide for majority voting in uncontested director elections and updated our corporate governance guidelines to require directors to tender an irrevocable offer to resign if they do not receive majority vote and our Board to accept such offer to resign absent a compelling reason.

Nominees

The Nominating and Corporate Governance Committee seeks to assemble a board of directors that, as a group, can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in various areas. To that end, the committee has identified and evaluated nominees in the broader context of our Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our Board.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our Board to recommend them for board service.

     2023 PROXY STATEMENT     21

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Class I Nominees for Re-Election at the Annual Meeting

Steven J. Gomo
Age: 71 Director since: 2015 Independent Board Committees: • Audit (Chair) • Nominating and Corporate Governance	Other public boards during the past five years: • Enphase Energy, Inc. (since 2011) • Micron Technology, Inc. (since 2018)

Professional background

Mr. Gomo previously served as Executive Vice President, Finance and Chief Financial Officer of NetApp, Inc., a computer storage and data management company from October 2004 until December 2011, as well as Senior Vice President, Finance and Chief Financial Officer from August 2002 to September 2004. He has served as chair of the board and a director of Enphase Energy, Inc., a solar energy management device maker, since March 2011; and a member of the board of directors of Micron Technology, Inc., a developer and manufacturer of semiconductor memory products, since October 2018. Mr. Gomo also previously served on the board of directors of Solaria Corporation, a private provider of advanced solar energy products, from October 2019 until May 2023; NetSuite Inc., a business management software company, from March 2012 until it was acquired by Oracle Corporation in November 2016; and SanDisk Corporation, a flash memory storage solutions and software company, from December 2005 until the company was acquired by Western Digital Corporation in May 2016.

Education

B.S. in Business Administration from Oregon State University; M.B.A. from Santa Clara University.

Key skills and experience

Our Board believes that Mr. Gomo is qualified to serve as a member of our Board because of his substantial corporate governance, operational and financial expertise gained from holding various executive positions at publicly-traded technology companies and from serving on the board of directors of several public companies.

Max de Groen
Age: 38 Director since: 2020 Independent Board Committees: • Audit • Compensation (Chair)	Other public boards during the past five years: • None

Professional background

Mr. de Groen joined Bain Capital in 2011 and is currently a managing director in the Technology Vertical at Bain. Prior to joining Bain Capital Private Equity, Mr. de Groen was a consultant at The Boston Consulting Group, where he consulted in healthcare, financial services, and technology practice areas. Mr. de Groen currently serves on the board of directors of several private companies.

Education

B.S. in Finance from the University of Minnesota; M.B.A. from Harvard Business School.

Key skills and experience

Our Board believes that Mr. de Groen is qualified to serve as a member of our Board because of his significant corporate finance and business expertise gained from his experience in the venture capital and IT industries, including his time spent serving on the boards of directors of technology companies.

     2023 PROXY STATEMENT     22

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Mark Templeton
Age: 71 Director since: 2023 Independent Board Committees: • Compensation • Security and Privacy	Other public boards during the past five years: • Arista Networks, Inc. (since 2017) • Health Catalyst, Inc. (since 2020) • Equifax, Inc. (2008-2018)

Professional background

Mr. Templeton previously served as Chief Executive Officer of DigitalOcean, Inc., a cloud computing company, from June 2018 to August 2019. Prior to that, he was at Citrix Systems, Inc., a global provider of virtualization, mobility management, networking and software as service solutions, where he served as Chief Executive Officer from June 2001 to October 2015, President from January 1998 to October 2015, and Vice President, Marketing from June 1995 to January 1998. Mr. Templeton has served as a member of the board of directors of Health Catalyst, Inc., a provider of data and analytics technology and services to health care organizations, since July 2020 and Arista Networks, Inc., a cloud networking solutions company, since June 2017. He previously served as a member of the board of directors of Citrix Systems, Inc. from May 1998 to October 2015, Equifax, Inc., a consumer credit reporting agency, from February 2008 to November 2018 and Keysight Technologies, Inc., an electronics test and measurement equipment company, from December 2015 to July 2018. He also currently serves on the board of directors of several private companies.

Education

B.A. in Industrial and Product design from North Carolina State University; M.B.A. from the Darden School of Business at the University of Virginia.

Key skills and experience

Our Board believes that Mr. Templeton is qualified to serve as a member of our Board because of his extensive and broad management experience, gained from his background as the chief executive officer of multiple technology companies and from serving on the board of directors of several public companies, including his strong domain knowledge of both cloud and datacenter infrastructure software.

Class II Directors Continuing in Office Until the Annual Meeting of Stockholders After the End of the Fiscal Year Ending July 31, 2024

Craig Conway
Age: 69 Director since: 2017 Independent Board Committees: • Compensation • Nominating and Corporate Governance	Other public boards during the past five years: • Salesforce, Inc. (since 2005) • Guidewire Software, Inc. (2010-2019)

Professional background

Mr. Conway previously served as President and Chief Executive Officer of PeopleSoft, Inc., an enterprise application software company, from 1999 to 2004. Mr. Conway also served as President and Chief Executive Officer of One Touch Systems from 1996 to 1999 and TGV Software from 1993 to 1996. Prior to that, Mr. Conway held executive management positions at a variety of leading technology companies, including Executive Vice President at Oracle Corporation. Mr. Conway has served as a member of the board of directors of Salesforce, Inc. (formerly known as salesforce.com, inc.), a cloud-based customer relationship management company, since October 2005. Mr. Conway previously served as a director of Advanced Micro Devices, Inc., a semiconductor company, from September 2009 until May 2013, and Guidewire Software, Inc., a provider of software products to insurance companies, from December 2010 until January 2019.

Education

B.S. in Computer Science and Mathematics, the State University of New York at Brockport.

Key skills and experience

Our Board believes that Mr. Conway is qualified to serve as a member of our Board because of his extensive and broad management experience, gained from his background as the chief executive officer of multiple technology companies and from serving on the board of directors of several public companies.

     2023 PROXY STATEMENT     23

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Virginia Gambale
Age: 64 Director since: 2020 Independent Chair of the Board since June 2021 Board Committees: • Audit • Nominating and Corporate Governance (Chair)

Other public boards during the past five years:

•  EVERTEC, Inc. (since 2023)

•  Jamf Holding Corp. (since 2021)

•  Virtu Financial, Inc. (since 2020)

•  FD Technologies plc (since 2015)

•  Regis Corporation (2018-2021)

•  JetBlue Airways Corporation (2006-2021)

Professional background

Ms. Gambale is Managing Partner of Azimuth Partners LLC, a technology advisory firm facilitating the growth and adoption of emerging technologies for financial services, consumer and technology companies. Prior to founding Azimuth Partners in 2003, Ms. Gambale held senior management positions at Merrill Lynch, Bankers Trust, Deutsche Bank and Marsh & McLennan. She was also the Head of Deutsche Bank Strategic Ventures, and subsequently a General Partner at Deutsche Bank Capital and ABS Ventures. Ms. Gambale currently serves on the boards of directors of: EVERTEC, Inc., a provider of merchant acquiring, payment services and business process management services, since May 2023; FD Technologies plc (formerly known as First Derivatives plc), a provider of software and consulting services, since March 2015; Virtu Financial, Inc., a financial services company, since January 2020; and Jamf Holding Corp., a provider of a management and security solution for an Apple-first environment, since May 2021. Ms. Gambale also currently serves on the board of directors of several private companies. She also previously served on numerous international public and private boards, including Core BTS, Regis Corporation, JetBlue Airways, Piper Jaffray, Workbrain, Synchronoss Technologies, IQ Financial, and Avellino Lab USA, Inc.

Education

B.S. in Mathematics and Computer Science from the New York Institute of Technology.

Key skills and experience

Our Board believes Ms. Gambale is qualified to serve as a member of our Board because of her extensive prior experience in senior leadership positions in finance and technology, as well as her time spent serving on the boards of numerous public and private companies.

Brian Stevens
Age: 60 Director since: 2019 Independent Board Committees: • Compensation • Security and Privacy (Chair)	Other public boards during the past five years: • Genpact Limited (since 2020)

Professional background

Mr. Stevens has served as Chief Executive Officer of Neuralmagic, Inc., a private machine learning company, since March 2021, and as its Executive Chairman from July 2019 until March 2021. Mr. Stevens has also served as a member of the board of directors of Genpact Limited, an IT services company, since May 2020. He previously served as Chief Technology Officer from April 2017 to May 2019 and as Vice President of Product from September 2014 to May 2019 of Google Cloud, where he was responsible for leading the technology vision for Google’s public cloud offering. Prior to Google, from November 2001 until September 2014, Mr. Stevens served in various positions at Red Hat, Inc., an open source solutions company, including as Chief Technology Officer and Executive Vice President of Worldwide Engineering from September 2013 until September 2014. Mr. Stevens has also served on various boards in the past, including the American Red Cross, IEEE, Pentaho, Data Gravity, and the Open Stack Foundation.

Education

B.S. in Computer Science from the University of New Hampshire; M.S. in Computer Systems from Rensselaer Polytechnic Institute.

Key skills and experience

Our Board believes Mr. Stevens is qualified to serve as a member of our Board because of his extensive business experience and expertise in our industry, gained from his substantial leadership roles as well as his time spent serving on the boards of other technology companies.

     2023 PROXY STATEMENT     24

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Class III Directors Continuing in Office Until the Annual Meeting of Stockholders After the End of the Fiscal Year Ending July 31, 2025

David Humphrey
Age: 46 Director since: 2020 Independent Board Committees: • Nominating and Corporate Governance • Security and Privacy	Other public boards during the past five years: • NortonLifeLock Inc. (2016-2021) • Genpact Limited (2012-2019)

Professional background

Mr. Humphrey is currently a managing director in the Technology, Media and Telecommunications Vertical and Co-Head of Bain Capital’s North America Private Equity businesses. Prior to joining Bain Capital Private Equity, Mr. Humphrey was an investment banker in the mergers and acquisitions group at Lehman Brothers where he advised companies on mergers and acquisitions across a range of industries. Mr. Humphrey previously served as a member of the boards of directors of NortonLifeLock Inc. (formerly known as Symantec Corporation), a cybersecurity software and services company, from August 2016 until January 2021, Genpact Limited, an IT services company, from October 2012 to November 2019, and Bright Horizons Family Solutions Inc., a child-care services company, from May 2008 to June 2017. Mr. Humphrey currently also serves on the board of directors of several private companies.

Education

B.A. in Economics from Harvard College; M.B.A. from Harvard Business School.

Key skills and experience

Our Board believes that Mr. Humphrey is qualified to serve as a member of our Board because of his significant corporate finance and business expertise gained from his experience in the venture capital and IT industries, including his time spent serving on the boards of directors of various technology companies.

Rajiv Ramaswami
Age: 57 Director since: 2020 President and CEO Board Committees: • None	Other public boards during the past five years: • NeoPhotonics Corporation (2014-2022)

Professional background

Mr. Ramaswami has served as our President and Chief Executive Officer since December 2020. A seasoned technology industry executive, Mr. Ramaswami has more than 30 years of experience spanning software, cloud services, and network infrastructure. He brings to our company a proven track record of building and scaling enterprises and teams, having a strong customer-centric approach, operational execution and developing innovative products and solutions to drive growth and value creation. Prior to joining Nutanix, Mr. Ramaswami served as Chief Operating Officer of Products and Cloud Services at VMware from October 2016 until December 2020. From April 2016 to October 2016, Mr. Ramaswami led VMware’s Networking and Security business as Executive Vice President and General Manager. Mr. Ramaswami served as Executive Vice President and General Manager, Infrastructure and Networking at Broadcom from February 2010 to January 2016, where he established Broadcom as a leader in data center, enterprise, and carrier networking. Prior to Broadcom, he served in multiple General Manager roles at Cisco across switching, data center, storage and optical networking business units. Earlier in his career, he held various leadership positions at Nortel, Tellabs, and IBM. Mr. Ramaswami also served as a member of the board of directors of NeoPhotonics Corporation, a manufacturer of telecommunications circuits, from March 2014 to August 2022. Mr. Ramaswami is an Institute of Electrical and Electronics Engineers Fellow and holds 36 patents, primarily in optical networking.

Education

B.Tech. in Electrical Engineering from the Indian Institute of Technology, Madras; M.S. and Ph.D. in Electrical Engineering from the University of California, Berkeley.

Key skills and experience

Our Board believes that Mr. Ramaswami’s extensive business experience and expertise in the technology industry, gained from his executive leadership roles at other technology companies, as well as the perspective and experience that Mr. Ramaswami brings as our President and Chief Executive Officer, uniquely qualify him to serve on our Board.

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Gayle Sheppard
Age: 69 Director since: 2022 Independent Board Committees: • Audit • Security and Privacy	Other public boards during the past five years: • Envista Holdings Corporation (2020-2021)

Professional background

Ms. Sheppard previously served as Chief Executive Officer of Bright Machines, Inc., a software-defined factory automation company. Ms. Sheppard also previously served as Corporate Vice President and Chief Technology Officer for Microsoft Asia where she was responsible for establishing the vision, strategy and execution programs for customer and partner co-innovation and digital transformation. Prior to that, Ms. Sheppard served as the Head of Global Expansion and Digital Transformation for Microsoft Cloud and AI, where she was responsible for the vision, strategy, and long-range P&L for growing Microsoft’s global Cloud Services and working with customers who are implementing multiyear digital innovation and modernization strategies and as the Corporate Vice President of Azure Data at Microsoft. Earlier in her career, she served as Vice President and General Manager of the Saffron AI/ML Division, Intel Corporation, and held various leadership positions at Saffron Technology, Inc., Ketera Technologies, Inc., and J.D. Edwards, Inc. She has founded, created, or contributed to start-up and Fortune 100 companies focused on Artificial Intelligence platforms, solutions in business and consumer markets, and digitization of business in a wide variety of industries. Ms. Sheppard previously served as a member of the board of directors of Envista Holdings Corporation, a medical technology holding company, from July 2020 until November 2021.

Education

B.S. in Business Administration from University of South Florida.

Key skills and experience

Our Board believes that Ms. Sheppard is qualified to serve as a member of our Board based on her extensive global business experience and deep technology expertise.

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Director Compensation

Non-Employee Director Compensation Policy

Members of our Board who are not employees or officers of our company (“non-employee directors”) receive compensation for their service.

The Compensation Committee reviews the total compensation of our non-employee directors and each element of our outside director compensation policy annually. At the direction of the Compensation Committee, Compensia, Inc. (“Compensia”), a nationally recognized compensation consulting firm, annually analyzes the competitive position of our outside director compensation policy against the peer group used for executive compensation purposes. For a more detailed description of the role of Compensia, the Compensation Committee’s independent compensation consultant, please refer to the section titled “Executive Compensation – Compensation Discussion and Analysis – Compensation-Setting Process – Role of Compensation Consultant.” Under our amended and restated outside director compensation policy, each non-employee director is entitled to receive (i) an annual RSU award on the date of each annual meeting of stockholders with a total dollar value of $250,000 for the director’s service as a board member (pro-rated for directors who first become a non-employee director other than at an annual meeting) that will vest on the earlier to occur of the day prior to the next occurring annual meeting or the one-year anniversary of the date of grant, subject to continued service, and (ii) annual cash retainers, payable quarterly in arrears, for the director’s service as follows:

Annual RSU Award
Board Member		$250,000

Annual Cash Retainer
Board Member		$50,000

Additional Annual Cash Retainers
Board Chair		$107,500	(1)
Lead Independent Director		$47,500

Additional Annual Cash Retainers for Committee Service	Chair	Member
Audit Committee	$30,000	$12,500
Compensation Committee	$20,000	$10,000
Nominating and Corporate Governance Committee	$15,000	$7,500
Security and Privacy Committee	$15,000	$7,500

(1)	The additional annual cash retainer for service as Board Chair was increased from $87,500 to $107,500 in September 2022.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their reasonable travel expenses incurred in attending board and committee meetings.

Our 2016 Equity Incentive Plan provides that, in any fiscal year, none of our non-employee directors may be granted cash-settled awards with a grant date fair value of more than $750,000 (or, in connection with a director’s initial service, $1.5 million) or stock-settled awards with a grant date fair value of more than $750,000 (or, in connection with a director’s initial service, $1.5 million).

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Fiscal Year 2023 Director Compensation Table

The following table provides information for all compensation awarded to, earned by or paid to each person who served as a non-employee director for all, or a portion of the fiscal year ended July 31, 2023, or a portion thereof. Mr. Ramaswami, our President and CEO, did not receive compensation for his service as a director. The compensation received by Mr. Ramaswami as an employee is shown in “Executive Compensation – Executive Compensation Tables – Fiscal Year 2023 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Craig Conway	66,616	271,920	—	—	—	—	338,536
Max de Groen	81,336	271,920	—	—	—	—	353,256
Virginia Gambale	182,089	271,920	—	—	—	—	454,009
Steven J. Gomo	87,740	271,920	—	—	—	—	359,660
David Humphrey	64,359	271,920	—	—	—	—	336,279
Gayle Sheppard	67,500	271,920	—	—	—	—	339,420
Brian Stevens	74,096	271,920	—	—	—	—	346,016
Mark Templeton(2)	1,096	101,636	—	—	—	—	102,732

(1)	The amounts reported in this column represent the aggregate grant date fair value of the RSUs granted, as computed in accordance with ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended July 31, 2023 filed with the SEC on September 21, 2023. These amounts do not necessarily reflect the actual economic value that may ultimately be realized by the director.
(2)	Mr. Templeton was appointed to our Board on July 24, 2023 and received a prorated annual RSU grant under our amended and restated outside director compensation policy.

Outstanding Director Equity Awards at Fiscal Year 2023 Year-End Table

Our non-employee directors held the following outstanding option and RSU awards as of July 31, 2023. The table excludes Mr. Ramaswami, whose outstanding awards are reflected in the section titled “Executive Compensation –Executive Compensation Tables – Outstanding Equity Awards at Fiscal Year 2023 Year-End Table.”

Name	# of Outstanding Options (in shares)	# of Outstanding RSUs (in shares)
Craig Conway	—	8,682
Max de Groen	—	8,682
Virginia Gambale	—	8,682
Steven J. Gomo	—	8,682
David Humphrey	—	8,682
Gayle Sheppard	—	8,682
Brian Stevens	—	8,682
Mark Templeton(1)	—	3,389

(1)	Mr. Templeton was appointed to our Board on July 24, 2023, and received a prorated annual RSU grant under our amended and restated outside director compensation policy.

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Stock Ownership Guidelines

Our stock ownership guidelines provide that each non-employee director is expected to attain a minimum share ownership position with an aggregate value equal to the value of his or her annual equity award for service on our Board (not including any equity awards for serving as lead independent director or a member or chair of any committees) as follows: (i) for Mr. Conway and Mr. Gomo, by our 2020 annual meeting of stockholders, (ii) for Mr. Stevens, who joined our Board in June 2019, by our 2022 annual meeting of stockholders, (iii) for each of Ms. Gambale and Messrs. de Groen and Humphrey, who joined our Board in June 2020, September 2020, and September 2020, respectively, by the Annual Meeting, (iv) for Ms. Sheppard, by the annual stockholders meeting to occur after our fiscal year ending July 31, 2025, (v) for Mr. Templeton, by the annual stockholders meeting to occur after our fiscal year ending July 31, 2026, and (vi) for any new directors, by the fourth annual stockholders meeting after the date such director joined our Board.

Certain Relationships and Related Party Transactions

Policies and Procedures for Related Party Transactions

We have a formal written policy providing that our executive officers, directors, nominees for election as directors, beneficial owners of more than 5% of any class of our common stock and any member of the immediate family of any of the foregoing persons, is not permitted to enter into a related party transaction with us without the consent of the Audit Committee, subject to the exceptions described below.

In approving or rejecting any such proposal, the Audit Committee is to consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances, and the extent of the related party’s interest in the transaction. The Audit Committee has determined that certain transactions will not require audit committee approval, including certain employment arrangements of executive officers, director compensation, transactions with another company at which a related party’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares and the aggregate amount involved does not exceed the greater of $200,000 or 2% of the recipient’s consolidated gross revenues in any fiscal year, transactions where a related party’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis, and transactions available to all employees generally.

Related Party Transactions

Except for the executive officer and director compensation arrangements discussed in the sections titled “Corporate Governance - Director Compensation” and “Executive Compensation,” there has not been, nor is there currently proposed any transaction in which:

•	we have been or are to be a participant;
•	the amounts involved exceeded or will exceed $120,000; and
•	any of our directors, nominees for election as directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or entities affiliated with them, or any immediate family members of or person sharing the household with any of these individuals, had or will have a direct or indirect material interest.

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AUDIT COMMITTEE MATTERS

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL 2.

The Audit Committee has re-appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2024, and has further directed that management submit this selection for ratification by our stockholders at the Annual Meeting. Although ratification by our stockholders is not required by law, we have determined that it is good practice to request ratification of this selection by our stockholders. In the event that Deloitte & Touche LLP is not ratified by our stockholders, the Audit Committee will review its future selection of Deloitte & Touche LLP as our independent registered public accounting firm.

Deloitte & Touche LLP audited our financial statements for the fiscal years ended July 31, 2021, 2022 and 2023. Representatives of Deloitte & Touche LLP are expected to be present during the Annual Meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our Board is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our Amended and Restated Bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our Board will reconsider whether or not to retain that firm. Even if the selection is ratified, our Board may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of our company and our stockholders. Our Board unanimously recommends a vote FOR the approval of the ratification of our auditors.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Deloitte & Touche LLP. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche LLP for the fiscal years ended July 31, 2022 and 2023.

	Fiscal Year Ended July 31,
	2022 ($)	2023 ($)
Audit fees(1)	3,574,000	5,008,855
Audit-related fees(2)	—	—
Tax fees(3)	548,816	731,810
TOTAL FEES	4,122,816	5,740,665

(1)	Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports, services normally provided in connection with regulatory filings and, for the fiscal year ended July 31, 2023, also includes fees incurred in connection with the Audit Committee’s previously completed investigation.
(2)	Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.”
(3)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

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Pre-Approval Policies and Procedures

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation, retaining and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service.

All of the services provided by Deloitte & Touche LLP for the fiscal years ended July 31, 2022 and 2023 described above were pre-approved by the Audit Committee. The Audit Committee has determined that the rendering of services other than audit services by Deloitte & Touche LLP is compatible with maintaining the principal accountant’s independence.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended July 31, 2023 with the management of Nutanix. The Audit Committee has discussed with Nutanix’s independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to our Board that the audited financial statements be included in Nutanix’s Annual Report on Form 10-K for the fiscal year ended July 31, 2023.

The Audit Committee

Steven J. Gomo (Chair)
Max de Groen
Virginia Gambale
Gayle Sheppard (joined the Committee on September 13, 2023)

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing by Nutanix under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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EXECUTIVE OFFICERS

The following is biographical information for our current executive officers as of the date of this proxy statement:

Name	Age	Position/Office
Rajiv Ramaswami	57	President and Chief Executive Officer
Rukmini Sivaraman	42	Chief Financial Officer
David Sangster	59	Chief Operating Officer
Tyler Wall	57	Chief Legal Officer

Our Board chooses our executive officers, who then serve at our Board’s discretion. There are no family relationships among any of our directors or executive officers.

For biographical information regarding Mr. Ramaswami, please refer to the section above titled “Proposal 1 – Election of Directors.”

Rukmini Sivaraman has served as our Chief Financial Officer since May 2022. Ms. Sivaraman previously served as our Senior Vice President, FP&A and Strategic Finance from January 2022 to May 2022. Prior to that, she served in various roles at our company, including as Senior Vice President of Strategic Finance, Chief People Officer and Senior Vice President of People and Business Operations. Prior to joining us, Ms. Sivaraman served as an investment banker at Goldman Sachs from June 2009 to March 2017. Ms. Sivaraman holds an M.B.A. from the Kellogg School of Management at Northwestern University and an M.S. in Electrical Engineering from the University of Michigan at Ann Arbor.

David Sangster has served as our Chief Operating Officer since March 2019 and was our Executive Vice President, Engineering & Operations from February 2018 to March 2019, our Executive Vice President, Support & Operations from February 2016 to February 2018, our Senior Vice President, Operations from April 2014 to February 2016, and Vice President, Operations from December 2011 to April 2014. Prior to joining us, Mr. Sangster served as Vice President, Manufacturing Technology at EMC Corporation, an IT storage hardware solutions company, from July 2009 to December 2011. Mr. Sangster holds a B.S. in Mechanical Engineering from Massachusetts Institute of Technology, an M.S. in Manufacturing Systems Engineering from Stanford University, and an M.B.A. in Operations and Marketing from Santa Clara University.

Tyler Wall has served as our Chief Legal Officer since November 2017. Prior to joining us, Mr. Wall was the Senior Vice President, General Counsel, at Red Book Connect, LLC, a restaurant industry SaaS and technology solutions company, from April 2014 to September 2017. Prior to that, Mr. Wall was the Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary at Brocade, a supplier of networking hardware, software, and services, from 2005 to April 2014. Mr. Wall holds a B.S. in Economics from University of Utah, a J.D. from Santa Clara University - School of Law, and an M.B.A. from Santa Clara University – School of Business.

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EXECUTIVE COMPENSATION

Proposal 3: Advisory Vote to Approve the Compensation of Our Named Executive Officers

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL 3.

Section 14A of the Exchange Act enables our stockholders to vote whether to approve, on an advisory or non-binding basis, the compensation of our named executive officers. This vote, commonly known as a “say-on-pay” vote, gives our stockholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all our named executive officers and the philosophy, policies and practices described in this proxy statement.

The say-on-pay vote is advisory, and therefore not binding on us. The say-on-pay vote will, however, provide information to us regarding stockholder sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will be able to consider when determining executive compensation for the remainder of the current fiscal year and beyond. Our Board and the Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will communicate directly with stockholders to better understand the concerns that influenced the vote, consider these concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

We believe that the information provided in the “Executive Compensation” section of this proxy statement, and in particular the information discussed in “Executive Compensation – Compensation Discussion and Analysis,” demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation. Accordingly, our Board unanimously recommends that our stockholders vote FOR the following resolution at the Annual Meeting:

RESOLVED, that the stockholders approve, on a non-binding advisory basis, the compensation paid to our named executive officers as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the Compensation Discussion and Analysis, the compensation tables and the narrative discussions that accompany the compensation tables.

Vote Required

The non-binding advisory vote on named executive officer compensation requires the affirmative vote of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the proposal. Abstentions will have the effect of a vote AGAINST the proposal and broker non-votes will have no effect.

Compensation Discussion and Analysis

The compensation provided to our named executive officers for fiscal year 2023 is set forth in detail in the “Fiscal Year 2023 Summary Compensation Table” and the other tables that follow this Compensation Discussion and Analysis. The following discussion provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program, and each component of compensation that we provide to our named executive officers. In addition, we explain how and why the Compensation Committee arrived at the specific compensation policies and decisions for our named executive officers. The following are our named executive officers for fiscal year 2023:

•	Rajiv Ramaswami, our President and Chief Executive Officer;
•	Rukmini Sivaraman, our Chief Financial Officer;
•	David M. Sangster, our Chief Operating Officer; and
•	Tyler Wall, our Chief Legal Officer.

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The Board has delegated to the Compensation Committee the authority and responsibility for establishing and overseeing base salaries, administering the incentive compensation programs, and establishing and overseeing other forms of compensation for our executive officers, general remuneration policies for the balance of our employee population, and for overseeing and administering our equity incentive and benefit plans.

Fiscal Year 2023 Financial and Performance Highlights

$956.8 million	$1.56 billion	$207.0 million
ACV Billings(1)	Annual Recurring Revenue(1)	Free Cash Flow(2)

▲27% increase compared to FY 2022	▲30% increase compared to the end of FY 2022	▲$188.5 million increase compared to FY 2022

(1)	See Appendix A for details on how we define ACV billings and annual recurring revenue, why we monitor these performance measures, and limitations on their use. There is no GAAP measure that is comparable to ACV billings or annual recurring revenue, so we have not reconciled the ACV billings or annual recurring revenue data included herein to any GAAP measure.
(2)	Free cash flow is a non-GAAP financial measure. See Appendix A for details on how we define free cash flow, why we monitor this measure, and limitations on its use as well as a reconciliation of free cash flow to net cash provided by operating activities, which is the GAAP measure most comparable to free cash flow.

Fiscal year 2023 demonstrated the benefits of our subscription-based business model, showing healthy year-over-year top line growth and sharp year-over-year improvements in profitability and free cash flow despite macroeconomic uncertainty. Year-over-year ACV billings growth was 27% for the second consecutive fiscal year. Annual recurring revenue as of the end of fiscal year 2023 increased to $1.56 billion, representing a 30% increase compared to the end of fiscal year 2022, and free cash flow was $207.0 million, an increase of $189 million compared to fiscal year 2022.

Beyond these financial accomplishments, we successfully extended our hybrid multicloud platform with the general availability of Nutanix Cloud Clusters on Microsoft Azure, launched new products in multiple areas, and defined our data services vision for enabling companies to build portable applications. Our go-to-market strategy helped us close major deals as we effectively demonstrated our contribution to customer transformation initiatives. Importantly, we continued to delight our customers, as reflected by our seven-year average Net Promoter Score of 91.

Executive Compensation Practices

We strive to maintain sound governance standards consistent with our executive compensation policies and practices. The Compensation Committee evaluates our executive compensation program on a regular basis to ensure consistency with our short-term and long-term goals, given the dynamic nature of our business and the market in which we compete for executive talent. The following policies and practices were in effect during fiscal year 2023:

WHAT WE DO	WHAT WE DON’T DO
Emphasize performance-based compensation with a balance between short-term and long-term incentives	No retirement or pension-type plans other than the standard 401(k) plan offered to all employees
Maintain a 100% independent compensation committee	No perquisites or personal benefits, other than standard benefits typically received by other employees
Engage an independent compensation consultant to advise the Compensation Committee	No tax gross-ups for change of control payments and benefits
Review (at least annually) executive compensation strategy, potential risks, and compensation practices/levels of our selected compensation peer companies	No short sales, hedging, or pledging of stock ownership positions and transactions involving derivatives of our common stock
Align our compensation program with the interests of our stockholders through a focus on equity-based awards for executives and directors	No strict benchmarking of compensation to a specific percentile of our compensation peer group

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WHAT WE DO	WHAT WE DON’T DO
Emphasize performance-based restricted stock unit (“PRSU”) awards over a multi-year performance period as a key component of our executive officers’ compensation	No “single-trigger” payments or equity acceleration upon a change of control
Place our executive officers in the same broad-based company health and welfare benefits programs as other full-time salaried employees	No guaranteed salary increases, annual incentive awards, or long-term incentive awards
Maintain robust director stock ownership guidelines
Hold an annual advisory say-on-pay vote on named executive officer compensation

Say-on-Pay Vote on Named Executive Officer Compensation and Say-on-Pay Frequency Vote and Effect of Most Recent Say-on-Pay Vote

At the Annual Meeting, we will conduct a non-binding, advisory vote on the compensation of our named executive officers, also known as a “say-on-pay vote,” as described in Proposal 3 of this proxy statement. We previously determined to hold a say-on-pay vote every year consistent with our stockholders’ approval, on a non-binding, advisory basis, at our 2018 annual meeting of stockholders, to hold stockholder advisory votes on the compensation of our named executive officers every year.

Say-on-Pay Vote Results at 2022 Annual Meeting of Stockholders

The Compensation Committee considers the results of the say-on-pay vote and stockholder feedback on our executive compensation program as part of its annual review of executive compensation. Based on stockholders’ strong support of our compensation program at our 2022 annual meeting, the Compensation Committee determined not to make significant changes to our existing executive compensation program and policies. The Compensation Committee currently intends to continue to consider the results of the annual say-on-pay vote and stockholder feedback as data points in making executive compensation decisions.

Executive Compensation Philosophy

Our executive compensation program is designed to attract, motivate, and retain highly qualified executive officers who drive our success and to align the interests of our executive officers with the long-term interests of our stockholders. This section provides an overview of our executive compensation philosophy and the overall objectives of our executive compensation program.

Our goal is to create a premier enterprise cloud platform software company, and our compensation philosophy is singularly focused on the achievement of that goal. Our executive compensation program is designed to achieve this goal through four key objectives:

Attracting and Retaining Talent in a Competitive Industry

•	We operate in a highly competitive business environment characterized by a rapidly changing market and frequent technological advances, and we expect competition among companies in our market to continue to increase.
•	We actively compete with many other companies in seeking to attract and retain skilled executive leaders who have successfully and rapidly scaled and managed multi-billion-dollar software businesses.

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•	Attraction and retention are uniquely challenging in the San Francisco Bay Area and Silicon Valley, where our headquarters are located and where technology companies have a substantial presence. The competition for highly qualified talent is particularly fierce in the software space, where we often compete against larger players with substantial resources.
•	We have responded to this intense competition for talent by implementing compensation policies and practices designed to attract and motivate our executive officers to pursue our corporate objectives while also promoting their retention and incentivizing them to drive long-term value for our stockholders as we grow into a premiere enterprise cloud platform company.

Incentivizing Growth Against Strategic Objectives and Expanding Market Share

•	We have structured our executive compensation program to align with our strategy by adopting a mix of short-term and long-term incentives, which we believe will motivate our executive officers to execute against our short-term and long-term goals.

Aligning Executive and Stockholder Value

•	Our executive compensation program combines short-term and long-term components, including base salary, annual incentives, and long-term equity-based awards.
•	We firmly believe our executive officers should share in the ownership of our company. Therefore, equity compensation represents the substantial majority of our executive compensation packages, which we believe best aligns the interests of our executives with those of our stockholders.

Managing the Business Through an Ever-Changing Operating Landscape

•	In the past several years, we experienced a high level of growth while also transitioning to a subscription-based business model. Our current business strategy is focused on maintaining a good balance of growth and profitability.
•	To successfully execute on our strategy in this dynamic environment, we need to recruit, incentivize, and retain talented and seasoned leaders who can execute at the highest level and deliver stockholder value.
•	The Compensation Committee regularly reviews and adjusts our executive compensation program to align with the maturity, size, scale, growth, and aspirations of our business. Due to the dynamic nature of our industry and our business, we expect to continue to adjust our approach to executive compensation to respond to our needs and market conditions as they evolve.

Components of our Executive Compensation Program

Our executive compensation program consists of the following primary components:

•	base salary;
•	annual incentive opportunities targeted as a percentage of base salary and paid based on actual results; and
•	long-term incentive compensation in the form of equity awards.

We also provide our executive officers with severance and change of control-related protections, comprehensive employee benefit programs, such as medical, dental, and vision insurance, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan, and other plans and programs generally made available to other full-time salaried employees.

We believe these components provide a compensation package that attracts and retains qualified individuals, links individual compensation opportunities to both individual and company performance, focuses the efforts of our named executive officers and other executive officers on the achievement of both our short-term and long-term objectives and aligns the interests of our executive officers with those of our stockholders. Further, our executive compensation program encourages a long-term focus by placing a heavy emphasis on equity awards, the value of which depends on our stock price performance and our ability to execute against our long-term objectives.

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Fiscal Year 2023 Compensation Mix

The mix of target total direct compensation for Mr. Ramaswami and our other named executive officers for fiscal year 2023 was as follows:

Base Salaries

We pay base salaries to our executive officers, including our named executive officers, to compensate them for services rendered during the year and provide predictable income. Generally, we establish the initial base salaries of our executive officers at the time we hire the individual executive officer, based on a consideration of the executive officer’s experience, skills, knowledge, and scope of responsibilities, as well as benchmarking against our compensation peer group. In addition, the competition in the market from which we recruit plays a role in setting salary levels due to the difficulty in recruiting candidates with the level of talent and experience we believe are necessary for us to execute on our business and growth plans. We do not apply specific formulas to determine changes in salaries. Our executive officers’ salaries are reviewed on an annual basis by our CEO and the Compensation Committee (other than the CEO’s salary, which is reviewed and determined solely by the Compensation Committee) and may be adjusted based on a number of factors, including relevant market data, individual experience and performance, and internal equity.

Fiscal Year 2023 Base Salaries

In August 2022, as part of its review of our executive compensation program, the Compensation Committee set annual base salaries for our named executive officers for fiscal year 2023, effective as of August 1, 2022. Based on its review, the Compensation Committee did not change the annual base salaries for Messrs. Ramaswami, Sangster, and Wall. Ms. Sivaraman’s annual base salary was increased from $420,000 to $450,000 to reflect her performance in her role as well as the relevant market data for comparable positions among peer group companies.

Named Executive Officer	Fiscal Year 2023 Base Salary(1) ($)	Change From Fiscal Year 2022
Rajiv Ramaswami	800,000	0%
Rukmini Sivaraman	450,000	7.1%
David Sangster	475,000	0%
Tyler Wall	475,000	0%
(1)	As of July 31, 2023.

Target and Actual Annual Incentive Compensation

For fiscal year 2023, each of our named executive officers participated in our Executive Incentive Compensation Plan. The Executive Incentive Compensation Plan allows the Compensation Committee to establish incentive awards, generally payable in cash, for employees selected by the Compensation Committee, including our named executive officers. Under the Executive Incentive Compensation Plan, the Compensation Committee determines the performance goals, if any, applicable to any award or portion of an award and may choose the performance goals from a wide range of possible metrics as set forth in the Executive Incentive Compensation Plan. The performance goals may differ from participant to participant and from year to year.

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Each year, the Compensation Committee determines the terms and conditions for our Executive Incentive Compensation Plan for the year. For fiscal year 2023, the Compensation Committee adopted and approved target annual incentive amounts for each of our named executive officers, as well as the terms and conditions for fiscal year 2023. Prior to fiscal year 2023, the Executive Incentive Compensation Plan included two discrete 6-month performance periods. Fiscal year 2023 was the first year for which our executive officers’ incentive compensation under the Executive Incentive Compensation Plan was earned based on full-year performance.

Fiscal Year 2023 Target Annual Incentive Opportunities

The Compensation Committee designed the fiscal year 2023 Executive Incentive Compensation Plan to align with key performance measures that it believes to be appropriate indicators of our company’s success and reflective of a subscription-based business model. In August 2022, following its review of a market analysis prepared by Compensia, the Compensation Committee determined the target annual incentive opportunities for each of Messrs. Ramaswami, Sangster, and Wall, and Ms. Sivaraman as part of its annual compensation review for our executive officers. Ms. Sivaraman’s target annual incentive opportunity was increased from 70% to 75% for fiscal year 2023 to generally align with other officers at her level and based on the market data for comparable positions among peer group companies. The target annual incentive opportunities established under the fiscal year 2023 Executive Incentive Compensation Plan for our named executive officers were as follows:

Named Executive Officer	FY2023 Annual Incentive Target ($)	Annual Incentive Target (as % of Base Salary)	Change From Fiscal Year 2022
Rajiv Ramaswami	800,000	100%	0%
Rukmini Sivaraman	337,500	75%	+5%
David Sangster	356,250	75%	0%
Tyler Wall	356,250	75%	0%

Fiscal Year 2023 Executive Incentive Compensation Plan

Based on a review of market practices and on consultation with both management and its independent consultant, the committee approved several key design changes to our fiscal year 2023 Executive Incentive Compensation Plan intended to enhance the pay-for-performance alignment of our program and better balance growth and profitability metrics:

•	We transitioned from two discrete performance measurement periods to one performance period covering the entirety of fiscal year 2023. The Compensation Committee approved annual performance goals as detailed below.
•	Annual Recurring Revenue (“ARR”) was selected as the performance metric to reflect our topline growth during our transition to a subscription model. ARR is a more widely recognized measure among our compensation peer companies and other subscription-based software companies, and we believe appropriately reflects the trajectory of our topline growth.
•	We eliminated the use of a gating threshold for achievement of any payout under the plan. However, each fiscal year 2023 performance metric has a threshold level of performance below which no payout is earned for that individual metric. The Committee believes this change recognizes the relative importance of the performance measures and aligns more closely with market-based annual incentive design practices.
•	We increased the weighting of the expense performance metric as we strove to drive profitable growth to create value for our stockholders.

In the first fiscal quarter of 2023, the Compensation Committee approved corporate objectives for the fiscal year 2023 Executive Incentive Compensation Plan that were aligned with our annual operating plan. The fiscal year 2023 Executive Incentive Compensation Plan provided for potential performance-based incentive payouts to our named executive officers based on three general performance components. The levels of achievement aligned to a target-level payout were determined to be challenging and requiring substantial skill and effort on the part of senior management and were weighted based on relative importance. In addition, each named executive officer’s potential payout was subject to upward or downward adjustment based on a holistic assessment of individual performance.

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The Compensation Committee approved the use of the performance metrics below for the fiscal year 2023 Executive Incentive Compensation Plan:

Performance Metric	Definition	Importance of the Performance Metric
Annual Recurring Revenue	For any given period, the sum of the Annual Contract Value (“ACV”) for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract.	An indicator of the topline growth of our subscription business that only includes non-life-of-device contracts and takes into account variability in term lengths.
Non-GAAP operating expenses excluding commissions	For any given period, (i) total operating expenses excluding stock-based compensation, costs associated with our acquisitions (such as amortization of acquired intangible assets and other acquisition-related costs), impairment (recovery) and early exit of operating lease-related assets, restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, and other non-recurring transactions, minus (ii) commissions.	An indicator of our ability to manage expenses in operating our business and growth and to drive sales and marketing efficiencies.
Employee engagement	Employee engagement is measured based on employee responses to a periodic survey administered in partnership with a third-party vendor.	An indicator of employee sentiment that we believe is closely linked to employee retention, customer satisfaction, and financial performance.

The Compensation Committee believes these performance metrics were objective measures of the success of our growth and business strategy during fiscal year 2023.

The following table describes the relative weighting of each performance metric and the payout percentages used to calculate payouts under the fiscal year 2023 Executive Incentive Compensation Plan based on achievement of the targets at and between the low end of the target range and the high end of the target range.

Performance Metric	Weighting	Plan Targets	Payout %
ARR		Less than 90% of Target	0%
		Between 90% and 100% of Target	Between 0% and 100%
		100% of Target	100%
		Between 100% and 110% of Target	Between 100% and 200%
		110% or More of Target	200%
Non-GAAP operating expenses excluding commissions		104% or More of Target	0%
		Between 100% and 104% of Target	Between 00% and 100%
		100% of Target	100%
		Between 96% and 100% of Target	Between 100% and 200%
		Less than 96% of Target	200%
Employee engagement		Less than 73%	0%
		Between 73% and 77%	Between 0% and 100%
		77%	100%
		Between 77% and 81%	Between 100% and 200%
		81% or More	200%

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Potential payouts under the fiscal year 2023 Executive Incentive Compensation Plan ranged between 0% to 200%, depending on the level of achievement against performance objectives. Actual incentive awards were paid in a lump sum during the first quarter of fiscal year 2024. Actual Incentive award amounts under the fiscal year 2023 Executive Incentive Compensation Plan were calculated as the sum of the weighted payout percentage for each performance metric multiplied by the target annual opportunity in effect for each named executive officer.

The specific targets for ARR and non-GAAP operating expenses excluding commissions were derived from our internal annual operating plan, which is not publicly disclosed for competitive reasons. Any achievement of the plan targets between the low and high end of the target range would correlate to a lower or higher payout percentage between 0% and 200%. For the fiscal year 2023 Executive Incentive Compensation Plan, each performance measure is discrete in contributing to the overall payout – there was no requirement to achieve a certain level of performance with respect to an individual metric to achieve an overall payout. With respect to each performance metric, the target achievement level was set at a level that the Compensation Committee believed was rigorous, would require stretch performance, and would drive stockholder value creation. The target achievement levels were not certain to be met at the time they were determined, and the payout curves require substantial outperformance of each performance metric to receive significantly above the 100% payout percentage (capped at 200%) for the metric.

Fiscal Year 2023 Executive Incentive Compensation Plan Payouts

The achievement of each performance metric under the fiscal year 2023 Executive Incentive Compensation Plan was as follows:

Performance Metric	Achievement	Payout%	Weighting	Weighted Total
ARR	99.9% of Target	99.4%	60%	59.6%
Non-GAAP operating expenses excluding commissions(1)	98.7% of Target	131.3%	30%	39.4%
Employee engagement	78.0%	125.0%	10%	12.5%
	TOTAL WEIGHTED ACHIEVEMENT PERCENTAGE:			111.5%
(1)	For Non-GAAP operating expenses excluding commissions, achievement below target (lower expenses) translates to a payout above target.

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The Compensation Committee did not modify the calculated payout for any named executive officer. The aggregate payouts received by each named executive officer under the fiscal year 2023 Executive Incentive Compensation Plan were:

Named Executive Officer	FY2023 Incentive Target ($)	FY2023 Incentive Payout ($)
Rajiv Ramaswami	800,000	892,000
Rukmini Sivaraman	337,500	376,313
David Sangster	356,250	397,219
Tyler Wall	356,250	397,219

Administration of the Executive Incentive Compensation Plan

The Compensation Committee administers our Executive Incentive Compensation Plan and may, in its sole discretion and at any time, increase, reduce, or eliminate a participant’s actual award, and/or increase, reduce, or eliminate the amount allocated to the annual incentive pool for a particular performance period. The actual award may be below, at or above a participant’s target award, at the discretion of the Compensation Committee. The Compensation Committee may determine the amount of any reduction based on such factors it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers. Actual awards are paid in cash in a single lump sum only after they are earned, which requires continued employment through the last day of the performance period. If a participant terminates employment because of death or disability before the actual award is paid, the award may be paid to the participant’s estate or to the participant, as applicable, subject to the Compensation Committee’s discretion to reduce or eliminate the award. Payment of awards occurs as soon as administratively practicable after they are earned, but no later than the dates set forth in our Executive Incentive Compensation Plan. The Board and the Compensation Committee have the authority to amend, alter, suspend, or terminate our Executive Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.

Long-Term Equity-Based Compensation

Our corporate culture encourages our named executive officers to focus on the company’s long-term strategy. In keeping with this culture, our executive compensation program places a heavy emphasis on equity awards, the value of which depends on our stock price performance, to promote long-term performance. These equity awards include both time-based RSU awards and performance-based PRSU awards. Time-based RSU awards offer our named executive officers predictable value delivery while aligning their interests with the long-term interests of our stockholders. We believe PRSU awards directly link a significant portion of the named executive officer’s target total direct compensation to our performance based on the returns we deliver for our stockholders relative to those of other companies in the Nasdaq Composite Index. As discussed under “Fiscal Year 2023 Equity Awards” below, the Compensation Committee continued the use of performance-based awards (originally implemented in fiscal year 2022) as a standard component of fiscal year 2023 annual equity awards to our executive officers, including our named executive officers.

The Compensation Committee, in consultation with our CEO (other than with respect to himself) and its compensation consultant, Compensia, determines the size, mix, material terms and, in the case of PRSU awards, performance metrics of the equity awards granted to our named executive officers, taking into account a number of factors as described in the section titled “Executive Compensation – Compensation Discussion and Analysis – Compensation-Setting Process.”

Fiscal Year 2023 Equity Awards

The Compensation Committee continued to align pay and performance and tie the interests of our executive officers with the interests of our stockholders by using PRSUs as a standard component of the equity awards granted to our executive officers. PRSUs comprise 50% of each executive officer’s target award value. PRSU awards are based on our total shareholder return (“TSR”) relative to the total shareholder return of companies in the Nasdaq Composite Index over three years with interim measurements after one year and two years. To mitigate the influence of interim fluctuations in performance during the first two measurement periods, the achievement percentage is capped at 100% for the first two measurement periods. The Compensation Committee believes relative total shareholder return is a straightforward and objective metric for evaluating our company’s performance against the performance of other companies and further aligns pay with performance and the interests of our executive officers with the experience and interests of our stockholders by promoting the creation of sustainable long-term value.

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The Compensation Committee considers many factors in determining the value of the annual equity awards made to our named executive officers, including, but not limited to: competitive total compensation levels (cash and equity) among peer companies for comparable roles, individual performance, the retention value of current unvested equity holdings of each executive officer, and projected contribution towards the achievement of our short- and long-term goals. The equity awards granted to our named executive officers in August 2022 subject to our 2016 Equity Incentive Plan were as follows:

Named Executive Officer	Total Target Award Value(1) ($)	Time-Based RSU Awards (number of units)	PRSU Awards (target number of units)
Rajiv Ramaswami	9,575,000	275,302	275,302
Rukmini Sivaraman	3,000,000	100,000	100,000
David Sangster	3,000,000	100,000	100,000
Tyler Wall	2,700,000	90,000	90,000

(1)	The target award values are the values approved by the Compensation Committee and are not the same as the grant date fair values calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation - Stock Compensation (“ASC Topic 718”) as reported in the “Fiscal Year 2023 Summary Compensation Table” appearing on page 49 of this proxy statement.

Each RSU represents a contingent right to receive one share of our Class A common stock upon vesting.

The elements of each annual equity award granted to these named executive officers for fiscal year 2023 are as follows:

Element	% of Award	Vesting Terms and Conditions
Time-Based RSU Awards

•  Time-based quarterly vesting over four years, subject to continued service to us through each vesting date. Each RSU represents a contingent right to receive one share of our Class A common stock upon vesting.

PRSU Awards

•  PRSU awards become eligible to vest based on the TSR of our company relative to the TSR of companies in the Nasdaq Composite Index over three years with interim measurements after one year and two years.

•  PRSU awards become eligible to vest based on performance for each period, with vesting to occur in September following the period, subject to continued service to us through each vesting date.

•  The total number of units subject to the PRSU awards that may become eligible to vest range from an achievement percentage of 0% to 200% of the target award, except that the achievement percentage is capped at 100% for the first two measurement periods (up to one-third of the target units may be earned for each of the first two measurement periods, subject to continued service to us through each vesting date).

•  The total number of units subject to the PRSU awards that may vest are (i) 0% if the TSR of our company ranks below the 25th percentile of the companies in the index, (ii) 100% if the TSR of our company ranks at the 50th percentile of the companies in the index, and (iii) 200% if the TSR of our company ranks at the 75th percentile of the companies in the index. If our TSR ranks between these percentile thresholds, the achievement percentage of the target number of units subject to the PRSU awards that may vest is determined using linear interpolation.

• PRSU awards deemed earned at the end of the third measurement period based on achievement will be adjusted to deduct any PRSU awards already vested in the first two measurement periods.

• The award is subject to a maximum value cap that limits the total value that may become eligible to vest at the end of the third measurement period, with the achievement percentage for the period subject to reduction so that the product of the ending price per share at the end of the period multiplied by the achievement percentage cannot exceed $89.70 (i.e., six times the average closing price per share of our Class A common stock from June 1, 2022 through July 31, 2022, for the awards granted in August 2022).

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PRSU Performance Results

Per the terms detailed above, the table below details the interim performance period measurement for PRSU awards granted to our executive officers in fiscal year 2022 and fiscal year 2023. The second interim performance measurement for the PRSU awards granted in fiscal year 2022 and the first interim performance measurement for the awards granted in fiscal year 2023 determined the number of units (up to 1/3 of the total target award for each grant) vested based on our total shareholder return relative to the TSR of the companies in the Nasdaq Composite Index through July 31, 2023. A summary of the performance results is as follows:

	FY22-FY24 PRSU Performance Results(1)
	Year 1(2)	Year 2(2)	Year 3(2)
Nutanix TSR	-59.02%	-20.83%
Percentile Rank	31.32%	64.77%	TBD
Payout (% of Tranche)	62.64%	100%
Payout (% of Total Target Units)	20.88%	33.33%
TOTAL PAYOUT (% OF TARGET) TO DATE			54.21%

	FY23-FY25 PRSU Performance Results(1)
	Year 1(2)	Year 2(2)	Year 3(2)
Nutanix TSR	93.19%
Percentile Rank	95.58%	TBD	TBD
Payout (% of Tranche)	100.00%
Payout (% of Total Target Units)	33.33%
TOTAL PAYOUT (% OF TARGET) TO DATE			33.33%

(1)	Performance results are measured from the beginning of the performance period through the end of each respective fiscal year. For example, Year 2 for the PRSU awards granted in fiscal year 2022 represents Nutanix relative TSR performance over a two-year period from August 1, 2021 to July 31, 2023.
(2)	The interim measurements for Tranches 1 and 2 are capped at 100%, or 1/3rd of the target shares covered by an award. The payout in Year 3 can be up to 200% of target, less any interim payouts distributed to date.

Severance and Change of Control-Related Benefits

Our named executive officers each participate in our Executive Severance Policy and our Change of Control and Severance Policy.

Our Executive Severance Policy provides eligible employees with protections in the event of the involuntary termination of their employment under circumstances not related to a change of control of our company. Our Change of Control and Severance Policy provides eligible employees with protections in the event of their involuntary termination of employment following a change of control of our company. In addition, certain of our executive officers may have such provisions in their employment agreements.

We believe that these protections assist us in retaining our executive officers and allow them to maintain continued focus and dedication to their responsibilities to maximize stockholder value, including any potential transaction that could involve a change of control of our company. The terms of these agreements, our Executive Severance Policy, and our Change of Control Severance Policy are evaluated periodically by the Board and the Compensation Committee against our retention objectives, a review of relevant market data prepared by the Compensation Committee’s compensation consultant, Compensia, and with consideration for our ability to attract and retain critical executive talent.

For a summary of the material terms and conditions of these post-employment compensation arrangements, see the section titled “Executive Compensation – Employment Arrangements.”

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Compensation-Setting Process

Role of the Compensation Committee

Pursuant to its charter, the Compensation Committee is primarily responsible for establishing, approving, and adjusting compensation arrangements for our executive officers, including our named executive officers, including our CEO, reviewing and approving corporate goals and objectives relevant to these compensation arrangements, evaluating executive performance against the backdrop of our corporate goals and objectives, and determining the long-term incentive component of our executive compensation arrangements in light of factors related to our performance, including accomplishment of our long-term business and financial goals. For additional information about the Compensation Committee, see the section titled “Corporate Governance - Board of Directors and Its Committees -Compensation Committee” in this proxy statement.

Compensation decisions for our executive officers are made by the Compensation Committee, with the input of its independent compensation consultant and our CEO and management team (except with respect to their own compensation). The Compensation Committee periodically reviews and, as necessary, adjusts the cash and equity compensation of our executive officers with the goal of ensuring that our executive officers are properly incentivized.

The Compensation Committee considers compensation data from our compensation peer group as one of several factors that inform its judgment of appropriate parameters for target compensation levels. The Compensation Committee, however, does not strictly benchmark compensation to a specific percentile of our compensation peer group, nor does it apply a formula or assign relative weights to specific compensation elements. In addition, while market data is a factor, the Compensation Committee is forward-looking in aligning our executive compensation program with the unique growth opportunity we believe we have, and the risks associated with pursuing the opportunity, which are not captured by reviewing peer data.

The Compensation Committee makes compensation decisions after considering several factors, including:

•	each executive officer’s performance and experience;
•	the scope and strategic impact of the executive officer’s responsibilities and the criticality of the executive officer’s role to the performance of our company and achievement of our growth strategy and transition to a subscription-based model;
•	our past business performance and future expectations;
•	our long-term goals and strategies;
•	the performance of our executive team as a whole;
•	for each executive officer, other than our CEO, the recommendation of our CEO based on an evaluation of his or her performance;
•	the difficulty and cost of replacing high-performing leaders with in-demand skills;
•	each executive officer’s tenure and past compensation levels, including existing unvested equity;
•	internal equity of executive officers relative to one another; and
•	the competitiveness of compensation relative to our compensation peer group.

The Compensation Committee operates under a written charter adopted by our Board. A copy of the charter is posted on the investor relations section of our website located at http://ir.nutanix.com.

Role of Management

The Compensation Committee works with members of our management team, including our CEO and our human resources, finance, and legal professionals (except with respect to their own compensation). Typically, our CEO makes recommendations to the Compensation Committee, regularly attends the Compensation Committee’s meetings, and is involved in the determination of compensation for our executive officers, except that our CEO does not make recommendations as to his own compensation. Because of his direct role overseeing our executive officers, our CEO makes recommendations to the Compensation Committee regarding short-term and long-term compensation for all executive officers (other than himself) based on our results and aspirations, an individual executive officer’s actual contribution toward, and ability to contribute to the achievement of, these results and aspirations, and performance toward individual goal achievement. The Compensation Committee then reviews the recommendations and other data and makes decisions as to total compensation for each executive officer, as well as each individual compensation component.

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Role of Compensation Consultant

The Compensation Committee is authorized, in its sole discretion, to retain the services of one or more compensation consultants, outside legal counsel, and such other advisors as necessary to assist with the execution of its duties and responsibilities. For fiscal year 2023, the Compensation Committee engaged Compensia, a national compensation consulting firm, to conduct market research and analysis on our various executive positions, to assist the Compensation Committee in developing appropriate incentive plans for our executive officers on an annual basis, to provide the Compensation Committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Compensia evaluated the following components to assist the Compensation Committee in establishing executive compensation for fiscal year 2023:

•	base salary;
•	target and actual annual incentive compensation;
•	target and actual total cash compensation (base salary and annual incentive compensation);
•	long-term incentive compensation in the form of equity awards; and
•	beneficial ownership of our common stock.

As described above in the section titled “Corporate Governance – Director Compensation – Non-Employee Director Compensation Policy,” Compensia also annually provides, at the direction of the Compensation Committee, an analysis of the competitive position of our non-employee director compensation policy against the compensation peer group used for executive compensation purposes.

Based on consideration of the factors specified in the SEC rules and Nasdaq listing standards, the Compensation Committee does not believe that its relationship with Compensia and the work of Compensia on behalf of the Compensation Committee and our management team has raised any conflicts of interest. The Compensation Committee reviews these factors on an annual basis. As part of the Compensation Committee’s determination of Compensia’s independence for fiscal year 2023, it received written confirmation from Compensia addressing these factors and stating its belief that it remains an independent compensation consultant to the Compensation Committee.

Compensation Peer Group

The Compensation Committee reviews market data of companies that we believe are comparable to our company. With Compensia’s assistance, the Compensation Committee developed a peer group for use when making its fiscal year 2023 compensation decisions, which consisted of companies in information technology industry sectors, with revenues and market capitalizations within ranges similar to that of our company and generally based in the United States, including companies based in California. While the Compensation Committee considers compensation practices of the peer companies, the Compensation Committee uses this information as one of many factors in its evaluation of compensation matters, as described above, and does not set compensation levels to meet specific percentiles.

The Compensation Committee referred to compensation data from this peer group when making fiscal year 2023 base salary, annual incentive, and equity award decisions for our executive officers, including our named executive officers. The following is a list of the public companies that comprised our fiscal year 2023 compensation peer group:

Box	Citrix Systems	Commvault Systems	Dropbox
Elastic	F5 Networks	Guidewire Software	HubSpot
Informatica	New Relic	Pegasystems	PTC
Pure Storage	SolarWinds	Splunk	Teradata
VMware	Zendesk

In May 2023, the Compensation Committee reviewed the compensation peer group that would be used for compensation decision-making for fiscal year 2024. With Compensia’s assistance, the Compensation Committee developed a compensation peer group for use when making its fiscal year 2023 compensation decisions, which consisted of companies in information technology industry sectors, with revenues and market capitalizations within ranges similar to that of our company and generally based in the United States, including companies based in California. In light of our comparable market capitalization and revenues at the time and, in certain cases, the completed acquisition of a peer group company, the Compensation Committee determined that Citrix Systems (which was taken

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private in September 2022) and Zendesk (which was taken private in November 2022) should be removed from the peer group and that MongoDB and Twilio should be added to the peer group. The following is a list of the public companies that comprise our fiscal year 2024 compensation peer group:

Box	Commvault Systems	Dropbox	Elastic
F5 Networks	Guidewire Software	HubSpot	Informatica
MongoDB	New Relic	Pegasystems	PTC
Pure Storage	SolarWinds	Splunk	Teradata
Twilio	VMware

Employment Arrangements

We have employment agreements with our currently employed named executive officers. Each of these arrangements provides for “at-will” employment and sets forth the initial terms and conditions of employment of the named executive officer, including base salary, target annual incentive opportunity, standard employee benefit plan participation, a recommendation for an initial grant of an option to purchase shares of our common stock or other equity awards, opportunities for post-employment compensation and vesting acceleration terms. These agreements also set forth the rights and responsibilities of each party and may protect both parties’ interests in the event of a termination of employment by providing for certain payments and benefits under specified circumstances, including following a change of control of our company. These offers of employment were each subject to the execution of a standard proprietary information and invention assignment agreement and proof of identity and work eligibility in the United States.

Each of these agreements was approved on our behalf by the Compensation Committee or the Board at the recommendation of the Compensation Committee. We believe that these arrangements were necessary to induce these individuals to forgo other employment opportunities or leave their then-current employer for the uncertainty of a demanding position in a new and unfamiliar organization.

For a summary of the material terms and conditions of our employment agreements with our named executive officers, see the section titled “Executive Compensation – Employment Arrangements” below.

Other Compensation Policies and Practices

Employee Benefits

We provide employee benefits to all eligible employees in the United States, including our currently employed named executive officers, which the Compensation Committee believes are reasonable and consistent with its overall compensation objective to better enable us to attract and retain employees. These benefits include medical, dental and vision insurance, health savings accounts, a 401(k) plan, life and disability insurance, flexible spending accounts, an employee stock purchase plan, and other plans and programs.

Stock Trading Practices; Hedging and Pledging Policy

We maintain an Insider Trading Policy that, among other things, prohibits our executive officers, including our named executive officers, directors, and employees from trading during quarterly and special trading restrictions. We also prohibit short sales, hedging, and similar transactions designed to decrease the risks associated with holding our securities, as well as pledging our securities as collateral for loans and transactions involving derivative securities relating to our common stock. Our Insider Trading Policy requires that all directors, executive officers, and certain other key employees, including our named executive officers, pre-clear with our legal department any proposed open market transactions.

Compensation Recovery Policy

The Compensation Committee has adopted a Compensation Recovery Policy that is intended to comply with Section 10D of the Exchange Act, Exchange Act Rule 10D-1, and Nasdaq listing rules. This policy provides that our company will recover reasonably promptly the amount of erroneously awarded incentive-based compensation received by our executive officers in the event that our company is required to prepare an accounting restatement due to the material noncompliance of our company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to

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the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. This policy applies to incentive-based compensation received on or after October 2, 2023, and during the three completed fiscal years immediately preceding the date that our company is required to prepare an accounting restatement.

Impact of Accounting and Tax Requirements on Compensation

Deductibility of Executive Compensation

Generally, Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), disallows a corporate federal income tax deduction to any publicly held corporation for any remuneration in excess of $1 million paid in any taxable year to its chief executive officer, chief financial officer, and certain other highly compensated executive officers. As a result, we expect that compensation awarded to each of our named executive officers will not be deductible to the extent it is in excess of this $1 million threshold. The Compensation Committee may, in its judgment, authorize compensation payments that are not fully tax deductible when it believes that such payments are appropriate to attract and retain executive talent or meet other business objectives. The Compensation Committee intends to continue to compensate our named executive officers in a manner that it believes to be consistent with the best long-term interests of our company and our stockholders.

Taxation of “Parachute” Payments and Deferred Compensation

We do not provide our named executive officers with a “gross-up” or other reimbursement payment for any tax liability that they might owe as a result of the application of Sections 280G, 4999, or 409A of the Code. Sections 280G and 4999 of the Code provide that certain officers and directors, and service providers who hold significant equity interests, and certain highly compensated service providers may be subject to an excise tax if they receive payments or benefits in connection with a change of control that exceeds certain prescribed limits, and that our company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. However, under our Change of Control Severance Policy, if any payment or benefits to a policy participant, including the payments and benefits under the policy, would constitute a “parachute payment” within the meaning of Section 280G of the Code and would therefore be subject to an excise tax under Section 4999 of the Code, then such payments and benefits will be either (i) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax, or (ii) not reduced, whichever, after taking into account all applicable federal, state, and local employment and income taxes and the excise tax, results in the participant’s receipt, on an after-tax basis, of the greater payments and benefits.

Section 409A also imposes additional significant taxes on the individual in the event that an executive officer, director, or other service provider receives “deferred compensation” that does not meet certain requirements of Section 409A of the Code.

Accounting for Stock-Based Compensation

We follow ASC Topic 718 for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSU awards, and PRSU awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that a named executive officer is required to render service in exchange for the award.

Compensation Risk Assessment

The Compensation Committee reviews and discusses with management the risks arising from our compensation philosophy and practices applicable to all employees to determine whether they encourage excessive risk-taking and to evaluate compensation policies and practices that could mitigate such risks. In addition, the Compensation Committee has engaged Compensia to independently review our executive compensation program. Based on these reviews, the Compensation Committee structures our executive compensation program to encourage our named executive officers to focus on both short-term and long-term success. We do not believe that our compensation programs create risks that are reasonably likely to have a material adverse effect on us.

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Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussions, the Compensation Committee has recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted by the members of the Compensation Committee:

The Compensation Committee

Max de Groen (Chair)
Craig Conway
Brian Stevens
Mark Templeton (joined the Committee on September 13, 2023)

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Executive Compensation Tables

Fiscal Year 2023 Summary Compensation Table

The following table presents all of the compensation awarded to, or earned by, our named executive officers during the fiscal year ended July 31, 2023.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Option Awards ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Rajiv Ramaswami President and Chief Executive Officer	2023	800,010	—	—	13,153,930	892,000	—	14,845,940
	2022	783,596	—	—	11,165,080	980,000	—	12,928,676
	2021	515,151	—	—	36,350,054	943,600	—	37,808,805
Rukmini Sivaraman(3)	2023	449,431	—	—	4,778,000	376,313	—	5,603,744
Chief Financial Officer	2022	366,329	—	—	5,255,793	291,267	—	5,913,389
David M. Sangster Chief Operating Officer	2023	475,010	—	—	4,778,000	397,219	—	5,650,229
	2022	465,263	—	—	3,907,717	436,406	—	4,809,386
	2021	464,115	—	—	4,196,306	614,754	—	5,275,175
Tyler Wall	2023	475,010	—	—	4,300,200	397,219	—	5,172,429
Chief Legal Officer	2022	465,263	—	—	2,679,554	436,406	—	3,581,223
	2021	415,260	—	—	2,307,970	440,034	—	3,163,264

(1)	The amounts reported in this column represent the aggregate grant date fair value of equity awards, as computed in accordance with ASC Topic 718. These amounts do not necessarily reflect the actual economic value that may ultimately be realized by the named executive officers. The grant date fair value for time-based RSUs reported in the table is calculated in accordance with ASC Topic 718 based on the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on the date of grant. The grant date fair value for PRSUs reported in the table is calculated in accordance with ASC Topic 718 using Monte Carlo simulations. A Monte Carlo simulation requires the use of various assumptions, including the stock price volatility and risk-free interest rate as of the valuation date corresponding to the length of time remaining in the performance period and expected dividend yield.
(2)	The amounts reported in this column represent the amounts earned under our Executive Incentive Compensation Plan.
(3)	Ms. Sivaraman was appointed as our Chief Financial Officer on May 1, 2022. Ms. Sivaraman was not a named executive officer for fiscal year 2021. Therefore, no compensation information for fiscal year 2021 is presented for Ms. Sivaraman.

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Grants of Plan-Based Awards

The following table presents, for each of our named executive officers, information concerning plan-based awards granted during the fiscal year ended July 31, 2023. This information supplements the information about these awards set forth in the “Fiscal Year 2023 Summary Compensation Table” above.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards:	Grant Date Fair Value of
Name	Award Type	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock or Units(3) (#)	Stock and Option Awards(4) ($)
Rajiv Ramaswami	Cash incentive	—	—	800,000	1,600,000	—	—	—	—	—
	Time-based RSUs	8/25/2022	—	—	—	—	—	—	275,302	5,343,612
	PRSUs	8/25/2022	—	—	—	137,651	275,302	550,604	—	7,810,318
Rukmini Sivaraman	Cash incentive	—	—	337,500	675,000	—	—	—	—	—
	Time-based RSUs	8/25/2022	—	—	—	—	—	—	100,000	1,941,000
	PRSUs	8/25/2022	—	—	—	50,000	100,000	200,000	—	2,837,000
David M. Sangster	Cash incentive	—	—	356,250	712,500	—	—	—	—	—
	Time-based RSUs	8/25/2022	—	—	—	—	—	—	100,000	1,941,000
	PRSUs	8/25/2022	—	—	—	50,000	100,000	200,000	—	2,837,000
Tyler Wall	Cash incentive	—	—	356,250	712,500	—	—	—	—	—
	Time-based RSUs	8/25/2022	—	—	—	—	—	—	90,000	1,746,900
	PRSUs	8/25/2022	—	—	—	45,000	90,000	180,000	—	2,553,300

(1)	The amounts reported in this column represent cash incentive compensation opportunities under the fiscal year 2023 Executive Incentive Compensation Plan at target levels for our corporate objectives. For achievement in excess of target, overperformance could be rewarded with a payout of up to an additional 100% of each named executive officer’s target (for a maximum payment of 200% of each named executive officer’s target).
(2)	The PRSUs are eligible to vest in up to three installments based on the total shareholder return of our company relative to the TSR of companies in the Nasdaq Composite Index over three performance periods: (i) August 1, 2022 to July 31, 2023, (ii) August 1, 2022 to July 31, 2024, and (iii) August 1, 2022 to July 31, 2025. PRSUs that become eligible to vest based on performance for a performance period vest on September 15 following the period, subject to continued service to us through the vesting date. The total number of PRSUs that are eligible to vest range from an achievement percentage of 0% to 200% of the target number of PRSUs, except that the achievement percentage is capped at 100% for the first two performance periods. Up to one-third of the target number of PRSUs are eligible to vest as a result of performance for each of the first two performance periods. The achievement percentage is (i) 0%, if our TSR ranks below the 25th percentile of the indexed companies, (ii) 100%, if our TSR ranks at the 50th percentile of the indexed companies, and (iii) 200%, if our TSR ranks at the 75th percentile of the indexed companies. If our TSR ranks between these percentile thresholds, the achievement percentage is determined using linear interpolation. 100% of the target number of PRSUs (as may be increased as a result of any achievement percentage in excess of target) will be eligible to vest with respect to the third performance period, less any PRSUs already vested in the first two performance periods. The PRSUs are subject to a maximum value cap that limits the total value that may become eligible to vest at the end of the third performance period, with the achievement percentage for the period subject to reduction so that the product of the ending price per share at the end of the period multiplied by the achievement percentage cannot exceed $89.70.
(3)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2022, subject to continued service to us through each vesting date.
(4)	The amounts reported in this column represent the aggregate grant date fair value of equity awards, as computed in accordance with ASC Topic 718. These amounts do not necessarily reflect the actual economic value that may ultimately be realized by the named executive officers. The grant date fair value for time-based RSUs reported in the table is calculated in accordance with ASC Topic 718 based on the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on the date of grant. The grant date fair value for PRSUs reported in the table is calculated in accordance with ASC Topic 718 using Monte Carlo simulations. A Monte Carlo simulation requires the use of various assumptions, including the stock price volatility and risk-free interest rate as of the valuation date corresponding to the length of time remaining in the performance period and expected dividend yield.

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Outstanding Equity Awards At Fiscal Year 2023 Year-End Table

The following table presents, for each of our named executive officers, information concerning each outstanding equity award held by such named executive officer as of July 31, 2023. This information supplements the information about these awards set forth in the “Fiscal Year 2023 Summary Compensation Table” above.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Rajiv Ramaswami	12/9/2020	—	—	—	—	141,976	(2)	4,287,675	—		—
	12/9/2020	—	—	—	—	—		—	350,679	(3)	10,590,506
	10/11/2021	—	—	—	—	77,651	(4)	2,345,060	—		—
	10/11/2021	—	—	—	—	—		—	92,030	(5)	2,779,306
	8/25/2022	—	—	—	—	223,683	(6)	6,755,227	—		—
	8/25/2022	—	—	—	—	—		—	275,302	(7)	8,314,120
Rukmini Sivaraman	8/27/2019	—	—	—	—	3,750	(8)	113,250	—		—
	10/2/2020	—	—	—	—	38,309	(9)	1,156,932	—		—
	10/11/2021	—	—	—	—	23,295	(4)	703,509	—		—
	10/11/2021	—	—	—	—	—		—	27,609	(5)	833,792
	5/1/2022	—	—	—	—	57,121	(10)	1,725,054	—		—
	8/25/2022	—	—	—	—	81,250	(6)	2,453,750	—		—
	8/25/2022	—	—	—	—	—		—	100,000	(7)	3,020,000
David Sangster	8/27/2019	—	—	—	—	15,625	(8)	471,875	—		—
	10/2/2020	—	—	—	—	58,937	(9)	1,779,897	—		—
	10/11/2021	—	—	—	—	27,178	(4)	820,776	—		—
	10/11/2021	—	—	—	—	—		—	32,210	(5)	972,742
	8/25/2022	—	—	—	—	81,250	(6)	2,453,750	—		—
	8/25/2022	—	—	—	—	—		—	100,000	(7)	3,020,000
Tyler Wall	8/27/2019	—	—	—	—	4,688	(8)	141,578	—		—
	10/2/2020	—	—	—	—	32,416	(9)	978,963	—		—
	10/11/2021	—	—	—	—	18,636	(4)	562,807	—		—
	10/11/2021	—	—	—	—	—		—	22,087	(5)	667,027
	8/25/2022	—	—	—	—	73,125	(6)	2,208,375	—		—
	8/25/2022	—	—	—	—	—		—	90,000	(7)	2,718,000

(1)	Based on the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on July 31, 2023, which was $30.20.
(2)	25% of the RSUs vested on December 15, 2022, with 1/16th of the RSUs vesting quarterly thereafter, subject to continued service to us through each vesting date.

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(3)	The PRSUs were subject to stock price-based milestones. The first milestone required achievement of an average closing price per share of our Class A common stock of $32.09 for a 30 consecutive calendar day period. The second milestone required achievement of an average closing price per share of our Class A common stock of $38.51 for a 30 consecutive calendar day period. Achievement of the first milestone resulted in 67% of the 703,117 PRSUs becoming eligible to vest. Achievement of both milestones resulted in 133% of the 703,117 PRSUs becoming eligible to vest. Upon achievement, 25% of the eligible PRSUs vested on December 15, 2021, with 1/16th of the eligible PRSUs vesting quarterly thereafter, subject to continued service to us through each vesting date.
(4)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2021 subject to continued service to us through each vesting date.
(5)	The PRSUs are eligible to vest in up to three installments based on the total shareholder return (“TSR”) of our company relative to the TSR of companies in the Nasdaq Composite Index over three performance periods: (i) August 1, 2021 to July 31, 2022, (ii) August 1, 2021 to July 31, 2023, and (iii) August 1, 2021 to July 31, 2024. PRSUs that become eligible to vest based on performance for a performance period vest on September 15 following the period, subject to continued service to us through the vesting date. The total number of PRSUs that are eligible to vest range from an achievement percentage of 0% to 200% of the target number of PRSUs, except that the achievement percentage is capped at 100% for the first two performance periods. Up to one-third of the target number of PRSUs are eligible to vest as a result of performance for each of the first two performance periods. The achievement percentage is (i) 0%, if our TSR ranks below the 25th percentile of the indexed companies, (ii) 100%, if our TSR ranks at the 50th percentile of the indexed companies, and (iii) 200%, if our TSR ranks at the 75th percentile of the indexed companies. If our TSR ranks between these percentile thresholds, the achievement percentage is determined using linear interpolation. 100% of the target number of PRSUs (as may be increased as a result of any achievement percentage in excess of target) will be eligible to vest with respect to the third performance period, less any PRSUs already vested in the first two performance periods. The PRSUs are subject to a maximum value cap that limits the total value that may become eligible to vest at the end of the third performance period, with the achievement percentage for the period subject to reduction so that the product of the ending price per share at the end of the period multiplied by the achievement percentage cannot exceed $145.92.
(6)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2022, subject to continued service to us through each vesting date.
(7)	The PRSUs are eligible to vest in up to three installments based on the total shareholder return (“TSR”) of our company relative to the TSR of companies in the Nasdaq Composite Index over three performance periods: (i) August 1, 2022 to July 31, 2023, (ii) August 1, 2022 to July 31, 2024, and (iii) August 1, 2022 to July 31, 2025. PRSUs that become eligible to vest based on performance for a performance period vest on September 15 following the period, subject to continued service to us through the vesting date. The total number of PRSUs that are eligible to vest range from an achievement percentage of 0% to 200% of the target number of PRSUs, except that the achievement percentage is capped at 100% for the first two performance periods. Up to one-third of the target number of PRSUs are eligible to vest as a result of performance for each of the first two performance periods. The achievement percentage is (i) 0%, if our TSR ranks below the 25th percentile of the indexed companies, (ii) 100%, if our TSR ranks at the 50th percentile of the indexed companies, and (iii) 200%, if our TSR ranks at the 75th percentile of the indexed companies. If our TSR ranks between these percentile thresholds, the achievement percentage is determined using linear interpolation. 100% of the target number of PRSUs (as may be increased as a result of any achievement percentage in excess of target) will be eligible to vest with respect to the third performance period, less any PRSUs already vested in the first two performance periods. The PRSUs are subject to a maximum value cap that limits the total value that may become eligible to vest at the end of the third performance period, with the achievement percentage for the period subject to reduction so that the product of the ending price per share at the end of the period multiplied by the achievement percentage cannot exceed $89.70.
(8)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2019, subject to continued service to us through each vesting date.
(9)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on December 15, 2020, subject to continued service to us through each vesting date.
(10)	The RSUs vest in 16 equal quarterly installments, with the first quarterly installment having vested on September 15, 2022, subject to continued service to us through each vesting date.

2023 Option Exercises and Stock Vested Value

The following table presents, for each of our named executive officers, the shares of our Class A common stock that were acquired upon the exercise of stock options and vesting of RSU and PRSU awards and the related value realized during fiscal year 2023.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting(2) ($)
Rajiv Ramaswami	—	—	443,390	12,164,323
Rukmini Sivaraman	—	—	102,438	2,811,456
David M. Sangster	—	—	163,066	4,477,717
Tyler Wall	—	—	76,758	2,108,582

(1)	The value realized upon the exercise of stock options is calculated by (i) subtracting the option exercise price from the closing price per share (or the sale price per share in the event of a same day sale) of our Class A common stock on the date of exercise, multiplied by (ii) the number of shares underlying the stock option exercised.
(2)	The value realized upon vesting of RSUs or PRSUs is calculated by multiplying the number of shares vested by the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on the applicable vesting date (or, in the event the applicable vesting date occurs on a holiday or weekend, the closing price per share of our Class A common stock as reported on The Nasdaq Global Select Market on the immediately preceding trading day).

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Employment Arrangements

Employment Arrangements with Named Executive Officers

We have entered into employment agreements with each of our currently employed named executive officers. Each of these arrangements was negotiated on our behalf by the Compensation Committee or our then current CEO.

Typically, these arrangements provide for at-will employment and set forth the initial terms and conditions of employment of each named executive officer, including base salary, target annual incentive opportunity, standard employee benefit plan participation, a recommendation for initial equity awards and in certain cases the circumstances, if applicable, under which post-employment compensation or vesting acceleration terms might apply. These offers of employment were each subject to execution of a standard proprietary information and invention agreement and proof of identity and work eligibility in the United States.

Rajiv Ramaswami

We entered into an employment letter with Rajiv Ramaswami, our President and CEO, on December 7, 2020. The employment letter has an indefinite term and Mr. Ramaswami’s employment is at-will. Mr. Ramaswami’s current annual base salary is $800,000, and he is currently eligible to earn annual incentive compensation with a target equal to 100% of annual base salary based upon achievement of targets determined by our Board or the Compensation Committee for each fiscal year.

In connection with his hire, Mr. Ramaswami was granted 378,601 RSUs and a target number of 703,117 PRSUs under our 2016 Equity Incentive Plan. 25% of the RSUs vested on December 15, 2021, with 1/16th of the RSUs vesting quarterly thereafter, subject to continued service to us through each vesting date. The PRSUs were subject to stock price-based milestones. The first milestone required achievement of an average closing price per share of our Class A common stock of $32.09 for a 30 consecutive calendar day period. The second milestone required achievement of an average closing price per share of our Class A common stock of $38.51 for a 30 consecutive calendar day period. In October 2021, the Compensation Committee determined that the second milestone was achieved, resulting in 133% of the 703,117 PRSUs becoming eligible to vest. Upon achievement, 25% of the eligible PRSUs vested on December 15, 2021, with 1/16th of the eligible PRSUs vesting quarterly thereafter, subject to continued service to us through each vesting date. For additional details regarding Mr. Ramaswami’s equity awards, see “Executive Compensation – Executive Compensation Tables” above.

Mr. Ramaswami is a participant in our Executive Severance Policy and our Change of Control Severance Policy, both of which are described below.

Rukmini Sivaraman

We entered into an employment letter with Rukmini Sivaraman in connection with her promotion to Chief Financial Officer on April 10, 2022. The employment letter has an indefinite term and Ms. Sivaraman’s employment is at-will. Ms. Sivaraman’s current annual base salary is $475,000, and she is currently eligible to earn annual incentive compensation with a target equal to 75% of annual base salary based upon achievement of targets determined by our Board or the Compensation Committee for each fiscal year.

In connection with her promotion, Ms. Sivaraman was granted 76,161 RSUs under our 2016 Equity Incentive Plan. 1/16th of the RSUs vested on September 15, 2022, with 1/16th of the RSUs vesting quarterly thereafter, subject to continued service to us through each vesting date. For additional details regarding Ms. Sivaraman’s outstanding equity awards, see “Executive Compensation – Executive Compensation Tables” above.

Ms. Sivaraman is a participant in our Executive Severance Policy and our Change of Control Severance Policy, both of which are described below.

David M. Sangster

We entered into an employment letter with David Sangster, our Chief Operating Officer, on October 17, 2011. The employment letter has an indefinite term and Mr. Sangster’s employment is at-will. Mr. Sangster’s current annual base salary is $475,000, and he is currently eligible to earn annual incentive compensation with a target equal to 75% of annual base salary based upon achievement of targets determined by our Board or the Compensation Committee for each fiscal year.

In connection with his hire, Mr. Sangster was granted a stock option under our 2010 Plan and option agreement to purchase 350,000 shares of our Class A common stock. That option has since vested in full and has been exercised by Mr. Sangster. For additional details regarding Mr. Sangster’s equity awards, see “Executive Compensation – Executive Compensation Tables” above.

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Mr. Sangster is a participant in our Executive Severance Policy and our Change of Control Severance Policy, both of which are described below.

Tyler Wall

We entered into an employment letter with Tyler Wall, our Chief Legal Officer, on November 20, 2017. The employment letter has an indefinite term and Mr. Wall’s employment is at-will. Mr. Wall’s current annual base salary is $475,000, and he is currently eligible to earn annual incentive compensation with a target equal to 75% of annual base salary based upon achievement of targets determined by our Board or the Compensation Committee for each fiscal year.

In connection with his hire, Mr. Wall was granted 300,000 RSUs under our 2016 Equity Incentive Plan, which have since vested in full. For additional details regarding Mr. Wall’s equity awards, see “Executive Compensation – Executive Compensation Tables” above.

Mr. Wall is a participant in our Executive Severance Policy and our Change of Control Severance Policy, both of which are described below.

Severance and Change of Control-Related Benefits

Executive Severance Policy

We have an Executive Severance Policy, pursuant to which a designated employee is eligible to receive severance benefits in lieu of any other severance payments and benefits, subject to the employee signing a participation agreement, in connection with the involuntary termination of their employment under the circumstances described in our Executive Severance Policy. Generally, upon a termination of the eligible employee either (i) by us, other than for Cause, death, or disability, or (ii) by the applicable eligible employee on account of a Constructive Termination (such termination, “Qualified Termination”), then our Executive Severance Policy provides for:

(1)	a lump sum payment equal to the participant’s annual base salary, as in effect immediately prior to the participant’s Qualified Termination or, if the termination is due to a resignation for Constructive Termination based on a material reduction in annual base salary, immediately prior to such reduction, multiplied by 100% for each of our named executive officers, and
(2)	payment or reimbursement, at our sole discretion, of the cost of continued health benefits for a period of up to twelve months for each of our named executive officers.

In order to receive severance benefits under our Executive Severance Policy, a participant must timely execute, and not revoke, a release of claims in favor of us.

For purposes of our Executive Severance Policy, constructive termination (“Constructive Termination”) means the eligible employee’s termination of his or her employment after the occurrence of one or more of the following events without the applicable eligible employee’s express written consent:

(1)	a reduction in substantially all of the applicable eligible employee’s responsibilities relative to his or her responsibilities in effect immediately prior to such reduction (provided, however, that, a change in title or reporting structure, without more, shall not constitute a Constructive Termination), and
(2)	a reduction by us in the applicable eligible employee’s rate of annual base salary by more than 25% within a single calendar year (provided, however, that, a reduction of annual base salary that also applies to substantially all other similarly situated employees of our company shall not constitute a Constructive Termination).

In order for the applicable eligible employee’s termination of his or her employment to be a Constructive Termination, the eligible employee must not terminate employment with us without first providing us with written notice of the acts or omissions constituting the grounds for “Constructive Termination” within 90 days of the initial existence of the grounds for “Constructive Termination” and a cure period of 30 days following our receipt of written notice, such grounds must not have been cured during such time, and the eligible employee must terminate his or her employment within 30 days following such cure period.

Change of Control Severance Policy

We have a Change of Control and Severance Policy, pursuant to which a designated employee is eligible to receive severance benefits in lieu of any other severance payments and benefits, subject to the employee signing a participation agreement, in connection with a change of control of our company or in connection with the involuntary termination of their employment under the circumstances described in our Change of Control Severance Policy. Each of our named executive officers is a participant in our Change of Control Severance Policy. Generally, if a participant’s employment

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is terminated within three months prior to or 12 months following the consummation of a change of control, which such period is referred to as the change of control period, either by us or a subsidiary of ours other than for cause, death or disability or by the participant for good reason, then our Change of Control Severance Policy provides that:

(1)	the applicable percentage of the then-unvested shares subject to each of the participant’s then-outstanding time-based equity awards will immediately vest and become exercisable, with such percentage being 100% for each of our named executive officers,
(2)	for performance-based equity, the equity vesting benefit will be the amount that would have vested (a) based on actual performance, if performance has been measured or is measurable at the change of control; otherwise (b) at target level of performance,
(3)	a lump sum payment equal to the participant’s annual base salary, as in effect immediately prior to the participant’s termination or, if the termination is due to a resignation for good reason based on a material reduction in base salary, immediately prior to such reduction, or immediately prior to the change of control, whichever is greater, multiplied by 100% for each of our named executive officers,
(4)	a lump sum payment equal to the participant’s target annual incentive as in effect for the fiscal year in which his or her termination of employment occurs, multiplied by 100% for each of our named executive officers, and
(5)	payment or reimbursement of the cost of continued health benefits for a period of up to 12 months for each of our named executive officers.

In order to receive severance benefits under our Change of Control Severance Policy, a participant must timely execute and not revoke a release of claims in favor of us. In addition, our Change of Control Severance Policy provides that, if any payment or benefits to a participant, including the payments and benefits under our Change of Control Severance Policy, would constitute a parachute payment within the meaning of Section 280G of the U.S. Internal Revenue Code of 1986, as amended, or the Code, and would therefore be subject to an excise tax under Section 4999 of the Code, then such payments and benefits will be either (i) reduced to the largest portion of the payments and benefits that would result in no portion of the payments and benefits being subject to the excise tax, or (ii) not reduced, whichever, after taking into account all applicable federal, state and local employment and income taxes and the excise tax, results in the participant’s receipt, on an after-tax basis, of the greater payments and benefits.

For purposes of each of our Change of Control Severance Policy and our Executive Severance Policy, cause (“Cause”) means any of the following reasons (with any references to us interpreted to include any subsidiary, parent, affiliate or successor of ours):

•	the participant’s repeated willful failure to perform his or her duties and responsibilities to us or the participant’s material violation of any material written policy of ours;
•	the participant’s commission of any act of fraud, embezzlement or any other willful misconduct that has caused or is reasonably expected to result in injury to us;
•	the participant’s unauthorized use or disclosure of any proprietary information or trade secrets of ours or any other party to whom the participant owes an obligation of nondisclosure as a result of his or her relationship with us; or
•	the participant’s material breach of any of his or her obligations under any written agreement or covenant with us.

Where the facts giving rise to Cause are capable of being remedied, we are required to provide written notice to the participant of the facts giving rise to Cause and provide the participant with 30 calendar days with which to reasonably remedy such facts.

For purposes of our Change of Control Severance Policy, good reason means the participant’s termination of his or her employment in accordance with the next sentence after the occurrence of one or more of the following events without the participant’s express written consent:

•	a material reduction of the participant’s duties, authorities or responsibilities relative to the participant’s duties, authorities or responsibilities in effect immediately prior to such reduction (which, in the case of our CEO, includes ceasing to act as the CEO of the combined entity following the change of control);
•	a material reduction by us in the participant’s rate of annual base salary; provided, however, that, a reduction of annual base salary that also applies to substantially all other similarly situated employees of ours will not constitute good reason;
•	a material change in the geographic location of the participant’s primary work facility or location; provided, that a relocation of less than 35 miles from the participant’s then present location will not be considered a material change in geographic location; or
•	our failure to obtain from any successor or transferee of ours an express written and unconditional assumption of our obligations to the participant under our Change of Control Severance Policy.

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In order for the participant’s termination of his or her employment to be for good reason, the participant must not terminate employment with us without first providing us with written notice of the acts or omissions constituting the grounds for good reason within 90 days of the initial existence of the grounds for good reason and a cure period of 30 days following the date of written notice, such grounds must not have been cured during such time, and the participant must terminate his or her employment within 30 days following the expiration of our 30-day cure period.

Potential Payments Upon Termination or Change of Control

The following table sets forth the estimated payments that would be received by each of our named executive officers who remained employed with us as of July 31, 2023 if (i) pursuant to the terms of our Executive Severance Policy, a hypothetical termination of employment by us (other than for cause, death, or disability) or a hypothetical termination by the officer on account of a constructive termination had occurred on July 31, 2023 and (ii) pursuant to the terms of our Change of Control and Severance Policy, a hypothetical termination of employment by us (other than for cause, death, or disability) or a hypothetical termination by the officer for good reason in connection with a change of control of our company had occurred on July 31, 2023. The table below reflects amounts that would have been payable to the named executive officer assuming that, if applicable, the hypothetical termination occurred on July 31, 2023, and, if applicable, a change of control of our company also occurred on that date.

Name	Salary Severance(1) ($)	Annual Incentive Severance(2) ($)	Value of Accelerated Vesting(3) ($)	Continuation of Medical Benefits(4) ($)	Total ($)
Rajiv Ramaswami
Termination by us (other than for cause, death, or disability) or termination by officer on account of constructive termination	800,000	—	—	31,319	831,319
Termination by us without cause or resignation for good reason during change of control period	800,000	800,000	35,071,894	31,319	36,703,213
Rukmini Sivaraman
Termination by us (other than for cause, death, or disability) or termination by officer on account of constructive termination	450,000	—	—	31,319	481,319
Termination by us (other than for cause, death, or disability) or termination by officer for good reason during change of control period	450,000	337,500	10,006,287	31,319	10,825,106
David M. Sangster
Termination by us (other than for cause, death, or disability) or termination by officer on account of constructive termination	475,000	—	—	31,319	506,319
Termination by us (other than for cause, death, or disability) or termination by officer for good reason during change of control period	475,000	356,250	9,519,040	31,319	10,381,609
Tyler Wall
Termination by us (other than for cause, death, or disability) or termination by officer on account of constructive termination	475,000	—	—	31,319	506,319
Termination by us (other than for cause, death, or disability) or termination by officer for good reason during change of control period	475,000	356,250	7,276,750	31,319	8,139,319

(1)	The amounts reported in this column reflect a lump-sum payment equal to 100% of the named executive officer’s annual base salary as of July 31, 2023 under our Executive Severance Policy and a lump-sum payment equal to 100% of the named executive officer’s annual base salary as of July 31, 2023 under our Change of Control and Severance Policy.
(2)	The amounts reported in this column reflect a lump-sum payment equal to 100% of the named executive officer’s annual incentive target for fiscal year 2023 under our Change of Control and Severance Policy.
(3)	The amounts reported in this column reflect RSU and PRSU payment values based upon the closing price of our Class A common stock of $30.20 as reported on The Nasdaq Global Select Market on July 31, 2023.
(4)	The amounts reported in this column reflect the cost of COBRA continuation coverage based on elected level of healthcare coverage (medical, dental and vision) for twelve months under our Executive Severance Policy and for twelve months under our Change of Control and Severance Policy.

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CEO Pay Ratio

In accordance with Item 402(u) of Regulation S-K, promulgated under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing (i) the ratio of the annual total compensation of our President and CEO, Rajiv Ramaswami, to (ii) the annual total compensation of our median employee, both calculated in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

For fiscal year 2023:

•	the annual total compensation of our President and CEO was $14,845,940;
•	the annual total compensation of our median employee was $139,047; and
•	the ratio of the annual total compensation of our President and CEO to the annual total compensation of our median employee was 107:1.

We believe this ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act.

We selected July 31, 2023 as the date on which to determine our employee population and the median employee. In determining this population, we included all worldwide full-time and part-time employees other than our President and CEO. We did not include any contractors in our employee population. As permitted by SEC rules, to identify our median employee, we elected to use total target cash compensation plus the grant date fair market value of equity awards, if any, as our consistently applied compensation measure, which we refer to herein as total target compensation and calculated as (i) base salary and target annual incentive as of July 31, 2023, and (ii) the grant date fair market value of equity awards issued during the previous twelve months. For employees paid in a currency other than U.S. dollars, we converted their compensation to U.S. dollars using the exchange rates used by us for various financial and accounting purposes in effect on July 31, 2023. To identify our median employee, we then calculated the total target direct compensation for our global employee population and excluded employees at the median who had anomalous compensation characteristics.

The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. Consequently, the pay ratio reported by other companies may not be comparable to the pay ratio reported by us, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

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Pay Versus Performance

In accordance with Item 402(v) of Regulation S-K, below is a comparison of compensation actually paid (“CAP”) and certain measures of financial performance. For further information concerning our compensation philosophy and how we align executive compensation with performance, refer to the “Executive Compensation – Compensation Discussion and Analysis” section.

							Value of Initial Fixed $100 Investment Based On:
Fiscal Year (a)	SCT Total for First PEO(1) (b)($)	CAP for First PEO(2) (c)($)	SCT Total for Second PEO(3) (b)($)	CAP for Second PEO(2) (c)($)	Avg. SCT Total for Non-PEO NEOs(7) (d)($)	Avg. CAP for Non-PEO NEOs(8) (e)($)	Total Shareholder Return(4) (f)($)	Peer Group Total Shareholder Return(4) (g)($)	Net Income (Loss)(5) (in thousands) (h)($)	Company Selected Measure: Annual Recurring Revenue(6)(in thousands) (i)($)
2023	14,845,940	38,679,011	N/A	N/A	5,480,229	10,332,003	136	164	(254,560)	1,561,981
2022	12,928,676	3,241,068	N/A	N/A	4,990,357	(2,231,182)	68	129	(798,946)	1,202,438
2021	37,808,805	30,852,801	181,250	(4,475,791)	4,611,376	10,050,763	162	146	(1,035,589)	878,733

(1)	Total compensation as set forth in the “Executive Compensation – Executive Compensation Tables – Fiscal Year 2023 Summary Compensation Table” (“SCT”) above. Mr. Ramaswami has served as our Principal Executive Officer (“PEO”) since his hire on December 9, 2020 (“First PEO”).

(2)	For each covered year, the values included in column (c) for the CAP to our PEO and in column (e) for the average CAP to our non-PEO named executive officers reflect the adjustments set forth below. CAP does not mean these amounts were earned or paid during the year. CAP is an amount derived from the starting point of total compensation as presented in the SCT under the methodology prescribed under the SEC’s rules, which is solely based on adjustments to equity award values. Nutanix does not maintain a pension plan and does not pay dividends on its common stock so no adjustments for these factors were necessary. There are no material differences between the assumptions used to compute the valuation of the equity awards for calculating the compensation actually paid from the assumptions used to compute the valuation of the equity awards as of the grant date.
(3)	Mr. Dheeraj Pandey previously served as our CEO before retiring from Nutanix in December 2020. We have included Mr. Pandey in the table above in accordance with Item 402(v) of Regulation S-K. However, Mr. Pandey has been excluded from the tables and graphs below as we do not believe Mr. Pandey’s further inclusion is material to any conclusions that may be drawn from this analysis.
(4)	Cumulative TSR represents the value of an initial fixed investment of $100 on July 31, 2020 in the company (column (f)) and the Nasdaq Computer Index (column (g)) for the fiscal years ended July 31, 2021, 2022, and 2023. The Nasdaq Computer Index is also used in the company’s performance graph in our Annual Report on Form 10-K.
(5)	The dollar amounts reported represent the amount of net income reflected in our audited financial statements for the applicable year in accordance with accounting principles generally accepted in the United States.
(6)	Annual Recurring Revenue for any given period is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract. Annual Contract Value is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term.
(7)	The table below shows the adjustments made to the SCT totals (column (b) above) for our First PEO, Mr. Rajiv Ramaswami, to determine CAP (column (c) above).

	PEO	FY 2021 ($)	FY 2022 ($)	FY 2023 ($)
	Summary Compensation Table - Total Compensation (column (b) for first PEO)	37,808,805	12,928,676	14,845,940
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	36,350,054	11,165,080	13,153,930
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	29,394,050	4,126,603	19,843,084
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	—	(5,948,177)	11,280,867
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	—	600,563	1,487,145
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	—	2,698,484	4,375,905
-	Fair Value as of Prior Fiscal Year-End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	—	—
=	Compensation Actually Paid (column (e))	30,852,801	3,241,068	38,679,011

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(8)	The table below shows the adjustments made to the average SCT totals for our non-PEO NEOs (column (d) above) to determine CAP (column (e) above).

	Average of non-PEO NEOs(1)	FY 2021 ($)	FY 2022 ($)	FY 2023 ($)
	Summary Compensation Table - Total Compensation (column (d))	4,611,376	4,990,357	5,480,229
-	Grant Date Fair Value of Stock Awards and Option Awards Granted in Fiscal Year	3,430,509	4,216,833	4,618,733
+	Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Awards and Option Awards Granted in Fiscal Year	4,149,288	1,109,071	6,967,492
+	Change in Fair Value of Outstanding and Unvested Stock Awards and Option Awards Granted in Prior Fiscal Years	3,009,834	(2,041,987)	1,705,032
+	Fair Value at Vesting of Stock Awards and Option Awards Granted in Fiscal Year That Vested During Fiscal Year	802,254	201,176	522,181
+	Change in Fair Value as of Vesting Date of Stock Awards and Option Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Fiscal Year	908,521	(439,620)	780,135
-	Fair Value as of Prior Fiscal Year-End of Stock Awards and Option Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Fiscal Year	—	1,833,346	504,333
=	Compensation Actually Paid (column (e))	10,050,763	(2,231,182)	10,332,003

(1)	Average of the total compensation as set forth in the “Executive Compensation – Executive Compensation Tables – Fiscal Year 2023 Summary Compensation Table” above for the applicable year for the named executive officers, other than our PEO, which are comprised of the following individuals: for fiscal year 2023, Ms. Sivaraman and Messrs. Sangster and Wall; for fiscal year 2022, Ms. Sivaraman and Messrs. Sangster, Wall, and Williams; and for fiscal year 2021, Messrs. Sangster, Wall, Williams, and Kaddaras.

Analysis of information Presented in the Pay Versus Performance Table

As described in more detail in the section “Executive Compensation—Compensation Discussion and Analysis,” the company’s executive compensation program reflects a pay-for-performance philosophy. While the company uses several performance measures to align executive compensation with performance, it does not seek to align the company’s performance measures with compensation actually paid (as calculated in accordance with SEC rules).

Relationship Between CAP and TSR

The chart below (i) illustrates the relationship between the amount of compensation actually paid to our PEO, the average amount of compensation actually paid to our Non-PEO NEOs, and the company’s cumulative TSR over the three most recently completed fiscal years; and (ii) compares our cumulative TSR over the three most recently completed fiscal years to that of the Nasdaq Computer Index.

Compensation Actually Paid vs. TSR

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Relationship Between CAP and Net Income

The chart below illustrates the compensation actually paid to our PEO, the average compensation actually paid to our non-PEO NEOs, and our reported GAAP net income for each of the three most recently completed fiscal years.

Compensation Actually Paid vs. Net Income

Relationship Between CAP and ARR

The chart below illustrates the compensation actually paid to our PEO, the average compensation actually paid to our non-PEO NEOs, and our reported ARR for each of the three most recently completed fiscal years.

Compensation Actually Paid vs. ARR

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We have identified the following performance measures (in no specific order) as the most important in aligning the compensation of our named executive officers to our financial performance for fiscal year 2023:

Tabular List of Most Important Performance Measures

ARR (Annual Recurring Revenue)
Non-GAAP Operating Expenses (excluding commissions)
Relative Total Shareholder Return
Employee Engagement

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Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of July 31, 2023. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(3)
Equity plans approved by stockholders	25,820,421	$6.83	26,645,305
Equity plans not approved by stockholders	—	—	—
(1)	Includes 1,046,464 outstanding stock options and 24,773,957 outstanding RSUs.
(2)	The weighted average exercise price is calculated based solely on outstanding stock options and does not take into account stock underlying restricted stock units, which generally have no exercise price.
(3)	Includes 14,028,460 shares reserved for future equity grants under our 2016 Equity Incentive Plan and 12,616,845 shares reserved for future stock purchase plan awards under our 2016 Employee Stock Purchase Plan. Our 2016 Equity Incentive Plan provides that the total number of shares reserved for issuance under our 2016 Equity Incentive Plan will be automatically increased on the first day of each fiscal year beginning in fiscal year 2018, by an amount equal to the lower of (i) 18,000,000 shares, (ii) 5% of the outstanding shares of all classes of common stock as of the last day of our immediately preceding fiscal year, or (iii) such other amount as our Board may determine. Accordingly, on August 1, 2023, the number of shares of Class A common stock available for issuance under our 2016 Equity Incentive Plan increased by 11,980,343 shares, pursuant to this provision. This increase is not reflected in the table above, which is as of July 31, 2023.

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ADDITIONAL PROPOSALS

Proposal 4: Approval of Amendment to Amended and Restated Certificate of Incorporation to Permit the Exculpation of Officers

OUR BOARD RECOMMENDS A VOTE FOR THIS PROPOSAL 4.

Background

Effective August 1, 2022, the State of Delaware, which is our company’s state of incorporation, enacted legislation that enables Delaware corporations to limit the liability of certain of their officers in limited circumstances. In light of this update in the law, we are proposing to amend our Amended and Restated Certificate of Incorporation to provide for the exculpation of certain of our officers from liability in specific circumstances, as permitted by Delaware law. The amended Delaware statute permits officer exculpation only for direct claims (and not for, e.g., derivative claims made by stockholders on behalf of the corporation) and does not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Our proposed amendment would permit exculpation of certain officers only to the extent permitted under Delaware law. After considering the benefits and the consequences of these updates and the recommendation of the Nominating and Corporate Governance Committee of our Board, our Board believes that amending our Amended and Restated Certificate of Incorporation to provide for such exculpation remedies the inconsistent treatment of officers and directors under Delaware law, to the fullest extent permitted by Delaware law, notwithstanding that both officers and directors have similar fiduciary duties. Our Board also believes this proposed amendment will strike a balance between stockholders’ interest in accountability and their interest in our company being able to attract and retain quality officers to work on its behalf. Further, our Board has considered the extent of exculpation provided under the law and, accordingly, under this proposed amendment to our Amended and Restated Certificate of Incorporation, has determined that such amendment is reasonable and does not unduly impact stockholder rights.

Taking into account the scope of claims for which an officer’s liability would be exculpated, and the benefits our board of directors believes would accrue to our company and our stockholders, including, but not limited to the enhanced ability to attract and retain talented officers, the Nominating and Corporate Governance Committee of our Board has recommended that our Board approve the amendment of our Amended and Restated Certificate of Incorporation to permit officer exculpation in certain circumstances. Based on this recommendation and the review and consideration undertaken by our Board, our Board has unanimously determined and declared that it is advisable and in the best interests of our company and our stockholders to amend our Amended and Restated Certificate of Incorporation to provide such exculpation to the extent permitted by Delaware law, and in accordance with Delaware law, hereby seeks approval of the amendment of our Amended and Restated Certificate of Incorporation as described herein. However, even if the amendment is approved by our stockholders, our Board may, at any time prior to the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, abandon the filing of such amendment without further action by our stockholders.

The proposed Certificate of Amendment to the Amended and Restated Certificate of Incorporation reflecting the foregoing amendment is attached as Appendix B to this proxy statement.

Accordingly, we ask our stockholders to vote on the following resolution:

“RESOLVED, that the Company’s stockholders approve an amendment to the Company’s certificate of incorporation to amend and restate Section 8.1 of Article VIII in its entirety, to read as follows:

‘8.1 Limitation of Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.’”

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Recommendation of our Board

This Proposal 4 is a result of the ongoing review of our corporate governance policies by the Nominating and Corporate Governance Committee. Our Board believes that it is in the best interests of our company and our stockholders to approve the Certificate of Amendment in order to permit officer exculpation in certain circumstances. Accordingly, our Board unanimously recommends a vote FOR the approval of this Proposal 4.

Vote Required

Approval of this Proposal 4 requires FOR votes from the holders of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote on the proposal. Abstentions and broker non-votes will have the same effect as a vote AGAINST the proposal.

If this Proposal 4 is not approved by the requisite vote of our stockholders, then the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware and our Amended and Restated Certificate of Incorporation will remain as is.

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STOCK OWNERSHIP INFORMATION

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of the close of business on October 10, 2023, certain information with respect to the beneficial ownership of our common stock: (i) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Class A common stock; (ii) by each of our directors; (iii) by each of our named executive officers; and (iv) by all of our current executive officers and directors as a group.

The percentage of shares beneficially owned shown in the table is based on 243,416,881 shares of Class A common stock as of the close of business on October 10, 2023. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock with respect to which the individual has the right to acquire beneficial ownership within 60 days of October 10, 2023 through the exercise of any stock option or other right. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares. Except as otherwise noted below, the address for persons listed in the table is c/o Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110. The information provided in the table below is based on our records, information filed with the SEC and information provided to us, except where otherwise noted.

Name of Beneficial Owner	Shares Beneficially Owned	%
5% Stockholders:
Entities affiliated with Fidelity(1)	34,589,461	14.21
Entities affiliated with the Vanguard Group(2)	25,500,892	10.48
Entities affiliated with Generation Investment Management LLP(3)	22,080,454	9.07
BlackRock, Inc.(4)	12,192,834	5.01
Named Executive Officers and Directors:
Rajiv Ramaswami	482,597	*
Rukmini Sivaraman	169,398	*
David Sangster	66,870	*
Tyler Wall	63,795	*
Craig Conway(5)	33,363	*
Max de Groen(6)	31,012	*
Virginia Gambale(7)	45,302	*
Steven J. Gomo(8)	128,742	*
David Humphrey(9)	31,012	*
Gayle Sheppard(10)	16,166	*
Brian Stevens(11)	43,247	*
Mark Templeton(12)	15,389	*
All current directors and executive officers as a group (12 persons)(13)	1,126,893	*

*	Denotes less than 1%

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(1)	Based on a Schedule 13G/A filed by FMR LLC with the SEC on February 9, 2023, in which it was reported that FMR LLC had sole voting power over 34,588,737 shares and sole dispositive power over 34,589,461 shares. The address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02210.
(2)	Based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023, in which it was reported that The Vanguard Group had shared voting power over 91,327 shares, sole dispositive power over 25,185,307 shares, and shared dispositive power over 315,585 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(3)	Based on a Schedule 13G/A filed by Generation Investment Management LLP and its affiliates with the SEC on February 13, 2023, in which it was reported that Generation Investment Management LLP had sole voting power over 158,170 shares, shared voting power over 21,507,501 shares, sole dispositive power over 158,170 shares, and shared dispositive power over 21,922,284 shares. The address for Generation Investment Management LLP is 20 Air Street, 7th floor, London, United Kingdom W1B 5AN.
(4)	Based on a Schedule 13G filed by BlackRock, Inc. with the SEC on February 9, 2023, in which it was reported that BlackRock, Inc. had sole voting power over 11,560,276 shares and sole dispositive power over 12,192,834 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(5)	Consists of (i) 24,681 shares of Class A common stock held of record by Mr. Conway and (ii) 8,682 shares of Class A common stock issuable to Mr. Conway upon vesting of RSUs within 60 days of October 10, 2023.
(6)	Consists of (i) 22,330 shares of Class A common stock held of record by Mr. de Groen and (ii) 8,682 shares of Class A common stock issuable to Mr. de Groen upon vesting of RSUs within 60 days of October 10, 2023.
(7)	Consists of (i) 31,120 shares of Class A common stock held of record by Ms. Gambale, (ii) 5,500 shares of Class A common stock held of record by Virginia Gambale TTEE Virginia Gambale REV Trust DTD 5/22/2003 for which Ms. Gambale serves as trustee, and (iii) 8,682 shares of Class A common stock issuable to Ms. Gambale upon vesting of RSUs within 60 days of October 10, 2023.
(8)	Consists of (i) 120,060 shares of Class A common stock held of record by Mr. Gomo and (ii) 8,682 shares of Class A common stock issuable to Mr. Gomo upon vesting of RSUs within 60 days of October 10, 2023.
(9)	Consists of (i) 22,330 shares of Class A common stock held of record by Mr. Humphrey and (ii) 8,682 shares of Class A common stock issuable to Mr. Humphrey upon vesting of RSUs within 60 days of October 10, 2023.
(10)	Consists of (i) 7,484 of Class A common stock held of record by Ms. Sheppard and (ii) 8,682 shares of Class A common stock issuable to Ms. Sheppard upon vesting of RSUs within 60 days of October 10, 2023.
(11)	Consists of (i) 34,565 of Class A common stock held of record by Mr. Stevens and (ii) 8,682 shares of Class A common stock issuable to Mr. Stevens upon vesting of RSUs within 60 days of October 10, 2023.
(12)	Consists of (i) 12,000 shares of Class A common stock held of record by Mr. Templeton and (ii) 3,389 shares of Class A common stock issuable to Mr. Templeton upon vesting of RSUs within 60 days of October 10, 2023.
(13)	Consists of (i) 1,062,730 shares of Class A common stock beneficially owned by our current directors and executive officers as a group, and (ii) 64,163 shares of Class A common stock issuable upon vesting of RSUs within 60 days of October 10, 2023.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of Nutanix’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Nutanix.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended July 31, 2023, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except for one Form 4 filed late for Tyler Wall to report the vesting of restricted stock units on March 15, 2023, which was reported on a Form 4 filed on March 20, 2023.

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OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the associated proxy intend to vote on such matters in accordance with their best judgment.

We filed our Annual Report on Form 10-K for the fiscal year ended July 31, 2023 with the SEC on September 21, 2023. It is available free of charge at the SEC’s website at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report at http://ir.nutanix.com, or a copy of our Annual Report is available without charge upon written request to our Secretary at 1740 Technology Drive, Suite 150, San Jose, California 95110.

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why did I receive a notice regarding the availability of proxy materials on the Internet?

We have elected to provide access to our proxy materials over the Internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials because our Board is soliciting your proxy to vote at the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice.

We mailed the Notice on or about October 23, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

How do I attend and participate in the Annual Meeting online?

We will be hosting the Annual Meeting via live webcast only. Any stockholder can attend the Annual Meeting, live online at www.virtualshareholdermeeting.com/NTNX2023. The webcast will start at 9:00 a.m., Pacific Time. Stockholders may vote and submit questions while attending the meeting online. The webcast will open 15 minutes before the start of the meeting. In order to enter the meeting, you will need the control number. The control number will be included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock or included with your voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/NTNX2023.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on October 10, 2023, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. As of the close of business on the record date, there were 243,416,881 shares of Class A common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, as of the close of business on the record date, your shares of Class A common stock were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, as of the close of business on the record date, your shares of Class A common stock were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice will be forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual Annual Meeting. Since you are not the stockholder of record, you may vote your shares online during the Annual Meeting only by following the instructions from your broker, bank or other agent.

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What matters am I voting on?

There are four matters scheduled for a vote:

•	the election of three Class I directors to hold office until the annual meeting of stockholders to take place after the end of fiscal year ending July 31, 2024;
•	the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2024;
•	the approval, on a non-binding advisory basis, of the compensation of our named executive officers; and
•	the approval of an amendment to our Amended and Restated Certificate of Incorporation to permit the exculpation of officers.

How do I vote?

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the Annual Meeting, vote by proxy through the Internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.

•	To vote online during the Annual Meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/NTNX2023, starting at 9:00 a.m., Pacific Time, on December 8, 2023.
•	To vote online before the Annual Meeting, go to www.proxyvote.com.
•	To vote by toll-free telephone, call 1-800-690-6903 if you are a stockholder of record or 1-800-454-8683 if you are a “beneficial” stockholder (be sure to have your Notice or proxy card in hand when you call).
•	To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.

If we receive your vote by Internet or phone or your signed proxy card up until 11:59 p.m., Eastern Time, the day before the Annual Meeting, we will vote your shares as you direct.

To vote, you will need the control number. The control number will be included in the Notice, or on your proxy card if you are a stockholder of record of shares of Class A common stock, or included with your voting instructions received from your broker, bank or other agent if you hold your shares of Class A common stock in “street name.”

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in such notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your Internet access.

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Can I change my vote?

Yes. Subject to the voting deadlines above, if you are a stockholder of record, you may revoke your proxy at any time before the close of voting using one of the following methods:

•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the Internet.
•	You may send a written notice that you are revoking your proxy to our Secretary at 1740 Technology Drive, Suite 150, San Jose, California 95110.
•	You may attend and vote online during the Annual Meeting. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote during the Annual Meeting, or through the Internet, by telephone or by completing your proxy card before the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

Broker non-votes occur when (i) a broker or other nominee holds shares for a beneficial owner, (ii) the beneficial owner has not given the respective broker specific voting instructions, (iii) the matter is non-routine in nature, and (iv) there is at least one routine proposal presented at the applicable meeting of stockholders (such as Proposal 2 at the Annual Meeting). Under applicable rules, a broker or other nominee has discretionary voting power only with respect to proposals that are considered “routine,” but not with respect to “non-routine” proposals. Broker non-votes are considered present for purposes of determining the presence of a quorum so long as the shares represented by a broker or other nominee who holds shares for a beneficial owner, where the beneficial owner has not given the respective broker or other nominee specific voting instructions, can be voted for, against or in abstention for at least one proposal presented at the Annual Meeting. Since there is one routine proposal presented at the Annual Meeting (Proposal 2) on which brokers and other nominees have such discretionary voting power, broker non-votes will be counted for quorum purposes at the Annual Meeting. Broker non-votes will not be counted for purposes of determining the number of votes cast or considered entitled to vote, as applicable, on a proposal. Therefore, a broker non-vote will make a quorum more readily attainable but will not otherwise affect the outcome of the vote on Proposals 1, 2, and 3. In the case of Proposal 4, broker non-votes are also counted as votes against the proposal.

Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal, and occur when shares present at the meeting are marked ABSTAIN. Abstentions are counted for purposes of determining whether a quorum is present but will not otherwise affect the outcome of the vote on Proposal 1. In the case of Proposals 2, 3 and 4, abstentions are also counted as votes AGAINST the proposal.

Proposals 1, 3, and 4 are non-routine matters, so your broker or nominee may not vote your shares on Proposals 1, 3, and 4 without your instructions. Proposal 2, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2024, is a routine matter so your broker or nominee may vote your shares on Proposal 2 even in the absence of your instruction. Please instruct your bank, broker or other agent to ensure that your vote will be counted.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote but do not make specific choices, your shares will be voted FOR the election of all three nominees as Class I directors, FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2024, FOR the approval of the compensation of our named executive officers, and FOR the amendment to our Amended and Restated Certificate of Incorporation to permit the exculpation of officers. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using the proxyholder’s best judgment.

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How many votes do I have?

Each holder of Class A common stock will have the right to one vote per share of Class A common stock. Stockholders are not permitted to cumulate votes with respect to the election of directors.

How many votes are needed to approve each proposal and how are the votes counted?

Proposal 1: Directors are elected by a majority of the votes cast, meaning that the number of shares voted FOR a director’s election exceeds the number of votes cast AGAINST such director’s election. You may vote FOR, AGAINST, or ABSTAIN on each of the nominees for election as director. Abstentions will not be counted for purposes of determining the number of votes cast with respect to the election of a director, and thus will have no effect on the outcome of the vote. Broker non-votes will have no effect on the outcome of the vote.

Proposal 2: The ratification of the selection of our independent registered public accounting firm for the fiscal year ending July 31, 2024, must receive FOR votes from the holders of a majority in voting power of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal. You may vote FOR, AGAINST, or ABSTAIN with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect as a vote on the outcome of this proposal.

Proposal 3: The approval, on an advisory basis, of the compensation of our named executive officers must receive FOR votes from the holders of a majority of the voting power of the shares present at the Annual Meeting or represented by proxy thereat and entitled to vote on the proposal. You may vote FOR, AGAINST, or ABSTAIN with respect to this proposal. Abstentions are considered votes present and entitled to vote on this proposal, and thus will have the same effect as votes AGAINST this proposal. Broker non-votes will have no effect on the outcome of this proposal. Although the advisory vote is non-binding, our Board values stockholders’ opinions. The Compensation Committee will review the results of the vote and, consistent with our record of stockholder responsiveness, consider stockholders’ concerns and take into account the outcome of the vote when considering future decisions concerning our executive compensation program.

Proposal 4: The approval of the amendment to our Amended and Restated Certificate of Incorporation to permit the exculpation of officers must receive FOR votes from the holders of at least a majority of the voting power of the outstanding shares entitled to vote on the proposal. You may vote FOR, AGAINST, or ABSTAIN with respect to this proposal. Abstentions and broker non-votes are considered votes present and entitled to vote on this proposal, and thus will have the same effect as votes AGAINST this proposal.

Who counts the votes?

We have engaged Broadridge Financial Solutions as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the Internet (either prior to or during the Annual Meeting) or by telephone, Broadridge Financial Solutions will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge Financial Solutions for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge Financial Solutions on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies to be voted at the Annual Meeting. We intend to retain Alliance Advisors, LLC for various services related to the solicitation of proxies, which we anticipate will cost approximately $15,000, plus reimbursement of expenses. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

When are stockholder proposals due for next year’s annual meeting?

Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at the 2024 annual meeting of stockholders must be received by us no later than June 25, 2024 in order to be considered for inclusion in our proxy materials for that meeting.

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Requirements for Stockholder Proposals to be Brought Before an Annual Meeting

Our Amended and Restated Bylaws contain advance notice provisions that provide that, for stockholder director nominations or other proposals to be considered at an annual meeting of stockholders, the stockholder must give timely notice thereof in writing to our Secretary at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110. To be timely for our 2024 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Secretary at Nutanix, Inc., 1740 Technology Drive, Suite 150, San Jose, California 95110 not later than the close of business on September 8, 2024 nor earlier than the close of business on August 9, 2024. A stockholder’s notice to the Secretary must set forth the information required by our Amended and Restated Bylaws, which bylaws include the information required by Rule 14a-19 of the Exchange Act.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of Class A common stock issued, outstanding and entitled to vote are present in person at the meeting or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote during the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chairperson of the Annual Meeting or the stockholders entitled to vote at the Annual Meeting that are present in person or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

We expect that preliminary voting results will be announced during or shortly following the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file with the SEC within four business days after the Annual Meeting.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on the Notices to ensure that all your shares are voted.

What does it mean if multiple members of my household are stockholders, but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Nutanix, Inc.

Attention: Investor Relations

1740 Technology Drive, Suite 150

San Jose, California 95110

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APPENDIX A – KEY PERFORMANCE MEASURES AND NON-GAAP FINANCIAL MEASURES

This proxy statement includes the following key performance and non-GAAP financial measures:

•	ACV billings – We calculate ACV billings as the sum of the ACV for all contracts billed during the period. ACV is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. We calculate the total annualized value for a contract by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term.
•	Annual recurring revenue (“ARR”) – We calculate ARR as the sum of ACV for all non-life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract.
•	Free cash flow – We calculate free cash flow as net cash provided by operating activities less purchases of property and equipment, which measures our ability to generate cash from our business operations after our capital expenditures.

ACV billings is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our business during our transition to a subscription-based business model because it takes into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it only includes non-life-of-device contracts and takes into account variability in term lengths. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by operating activities less purchases of property and equipment. We use these key performance and non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these key performance and non-GAAP financial measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. There is no GAAP measure that is comparable to ACV billings or ARR, so we have not reconciled the ACV billings or ARR data included in this proxy statement to any GAAP measure. The GAAP measure that is most comparable to free cash flow is net cash flow provided by operating activities. Set forth below is a reconciliation of free cash flow to net cash flow provided by operating activities. In addition, other companies, including companies in our industry, may calculate key performance measures and non-GAAP financial measures and differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our key performance measures and non-GAAP financial measures as tools for comparison. We urge you not to rely on any single financial measure to evaluate our business.

	Fiscal Year Ended July 31,
	2022 ($)	2023 ($)
	(in thousands)
Net cash provided by operating activities	67,543	272,403
Purchases of property and equipment	(49,058)	(65,404)
FREE CASH FLOW (NON-GAAP)	18,485	206,999

     2023 PROXY STATEMENT     A-1

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APPENDIX B - PROPOSED CERTIFICATE OF AMENDMENT TO AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

CERTIFICATE OF AMENDMENT
TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF NUTANIX, INC.

(Pursuant to Section 242 of the General Corporation Law of the State of Delaware)

Nutanix, Inc., a corporation organized and existing under the laws of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the name of the corporation is Nutanix, Inc. (the “Corporation”) and that the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on September 22, 2009 (the “Original Certificate”).

SECOND: That the Corporation amended and restated the Original Certificate by filing an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware on December 9, 2022 (the “Certificate of Incorporation”).

THIRD: That pursuant to Section 242 of the General Corporation Law of the State of Delaware (the “DGCL”), this Certificate of Amendment to the Amended and Restated Certificate of Incorporation (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation.

FOURTH: That pursuant to Section 242 of the DGCL, the Board of Directors of the Corporation duly adopted resolutions setting forth the terms and provisions of this Certificate of Amendment, declaring the terms and provisions of this Certificate of Amendment to be advisable, and directing the terms and provisions of this Certificate of Amendment to be submitted to and considered by the stockholders of the Corporation for approval.

RESOLVED, that the Certificate of Incorporation is hereby amended by amending and restating Section 8.1 of Article VIII thereof in its entirety as follows:

“8.1 Limitation of Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended from time to time, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.”

* * *

     2023 PROXY STATEMENT     B-1

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FIFTH: The terms and provisions of this Certificate of Amendment have been duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, this Certificate of Amendment has been duly executed by a duly authorized officer of the Corporation on this     day of         , 2023.

NUTANIX, INC.

By:
Name:
Title:

     2023 PROXY STATEMENT     B-2

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NUTANIX, INC.
1740 TECHNOLOGY DRIVE
SUITE 150
SAN JOSE, CA 95110

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NTNX2023**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V24490-P98439

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NUTANIX, INC.

The Board of Directors recommends you vote FOR the following nominees and proposals:

Nominees:	For	Against	Abstain
1a. Max de Groen	☐	☐	☐
1b. Steven J. Gomo	☐	☐	☐
1c. Mark Templeton	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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V24491-P98439

NUTANIX, INC.
Annual Meeting of Stockholders
December 8, 2023 9:00 AM, PST
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Rajiv Ramaswami, Rukmini Sivaraman and Tyler Wall or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy, all of the shares of common stock of NUTANIX, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, PST, on December 8, 2023, to be held virtually, via live webcast at www.virtualshareholdermeeting.com/NTNX2023, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side